SCHEDULE 14A INFORMATION

AMENDMENT NO. 2

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ANWORTH MORTGAGE ASSET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 2 to the Preliminary Proxy Statement on Schedule 14A of Anworth Mortgage Asset Corporation (the “Company”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2014, and as amended by Amendment No. 1 thereto filed with the SEC on March 28, 2014, is being filed to include additional disclosure under a new section entitled “Past Contacts with Western Investment LLC” (see pages 6-7 of the Preliminary Proxy Statement).

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

April [    ], 2014

Dear Stockholder:

The 2014 Annual Meeting of Stockholders of Anworth Mortgage Asset Corporation (the “Annual Meeting”) will be held at the Loews Santa Monica Beach Hotel located at 1700 Ocean Avenue, Santa Monica, California 90401, at 10:00 a.m., local time, on Thursday, May 22, 2014. The formal meeting notice and our proxy statement for the Annual Meeting are attached.

At this year’s meeting, stockholders will be asked to consider and vote upon several proposals, including proposals to: (1) elect six directors of the company; (2) provide an advisory vote to approve the compensation of our Named Executive Officers; (3) approve the adoption of the 2014 Equity Compensation Plan; and (4) ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to vote your shares of common stock by phone, via the Internet or by marking, signing, dating and promptly returning the enclosed WHITE proxy card in the enclosed postage-paid envelope. This will ensure your representation at the Annual Meeting.

We look forward to seeing you on May 22, 2014.

Sincerely,

Lloyd McAdams
Chairman and Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ANWORTH MORTGAGE ASSET CORPORATION

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

(310) 255-4493

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Anworth Mortgage Asset Corporation, a Maryland corporation, will be held on Thursday, May 22, 2014 at 10:00 a.m., local time, at the Loews Santa Monica Beach Hotel located at 1700 Ocean Avenue, Santa Monica, California 90401, for the following purposes:

1.	To elect six directors of the company to serve for the ensuing year or until their successors are duly elected and qualified;

2.	To provide an advisory vote to approve the compensation of our Named Executive Officers;

3.	To approve the adoption of the 2014 Equity Compensation Plan;

4.	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Our board of directors, or our board, recommends that you vote FOR the election at the Annual Meeting of the six director nominees nominated by our board (whose names appear on the enclosed WHITE proxy card) and FOR proposals No. 2, 3 and 4. Stockholders of record at the close of business on April 7, 2014 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

All of our stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, you are urged to vote your shares of common stock by phone, via the Internet or by promptly completing, signing, dating and returning the WHITE proxy card in the postage-paid envelope enclosed with the attached proxy statement. Any stockholder attending the Annual Meeting may vote in person even if he or she previously submitted a proxy card. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc., which is assisting the Company in connection with this year’s Annual Meeting, by email at proxy@mackenziepartners.com, or by phone at (800) 322-2885 (toll-free) or at (212) 929-5500.

By letter dated March 12, 2014, Western Investment LLC, a Delaware limited liability company (“Western”), indicated to us that Western and certain of its affiliates beneficially own, in the aggregate, 4,191,388 shares (or approximately 3%) of our outstanding common stock, and that Western intends to nominate its five director nominees for election to our board and to solicit proxies for the election of its nominees at the Annual Meeting. In its letter, Western identified the following five opposition director nominees: Paul R. DeRosa, Gregory R. Dube, Kenneth B. Dunn, Ronald Mass, and Scott F. Richard. According to Western’s letter, Mr. Mass directly owns 199,637 shares of our common stock. Western’s letter was sent and received by us prior to the commencement of the 30-day “window period” for the submission of stockholder nominations of director candidates for election at the Annual Meeting in accordance with the requirements of Article Eighth, Subsection

(a)(7)(A) of our articles of incorporation, as amended. In view of the May 22, 2014 Annual Meeting date, such window period commenced on March 23, 2014 and will expire on April 22, 2014.

On April 4, 2014, Western filed with the U.S. Securities and Exchange Commission its preliminary proxy statement, wherein it indicated its intention to solicit proxies for the election at the Annual Meeting of its five opposition director candidates. Western’s preliminary proxy statement also indicated its intention to solicit proxies against our board’s Proposal No. 2 (Advisory Vote to Approve the Compensation of our Named Executive Officers) and Proposal No. 3 (Approval of the Adoption of the 2014 Equity Compensation Plan). According to Western’s preliminary proxy statement, as of April 4, 2014, Western and certain of its affiliates now beneficially own an aggregate of 5,025,888 shares (approximately 3.7%), and Mr. Mass now directly owns 94,500 shares, of our outstanding common stock.

*** Recommendation of our Board With Respect to the Election of Directors ***

Our board is deeply committed to the Company, its stockholders and the creation and enhancement of stockholder value and believes that the six director candidates recommended by our Nominating and Corporate Governance Committee and nominated by our board (see “Proposal No. 1: Election of Directors” on pages 8-10 of the attached proxy statement) are well-qualified to serve as the Company’s directors, and that the election of our board’s six director nominees at the Annual Meeting is in the best interests of the Company’s stockholders. Our board strongly urges you to vote FOR the six director nominees nominated by our board by promptly completing, signing, dating and returning the enclosed WHITE proxy card.

You may receive, or you already may have received, proxy solicitation materials sent to you by or on behalf of Western, including proxy statements and gold or other proxy cards. We are not responsible for the accuracy or completeness of any information provided by or relating to Western or its director nominees contained in any solicitation materials filed or disseminated by or on behalf of Western or any other statements Western may have made or may make publicly or in any documents it may file or disseminate. Western’s director nominees have NOT been recommended by our Nominating and Corporate Governance Committee and have NOT been endorsed or nominated by our board. Our board urges you NOT to sign or return any gold or other proxy card sent to you by or on behalf of Western.

Even if you already have signed and returned a gold or other proxy card that you received from or on behalf of Western, you have the right and the ability to change your vote by completing, signing, dating and returning the WHITE proxy card. If you wish to change your vote on a previously submitted proxy card, please complete, sign, date and promptly mail the WHITE proxy card in the postage-paid envelope enclosed with the attached proxy statement.

*** Only the latest dated proxy card you submit at or prior to the Annual Meeting will be counted by the inspectors of election, and any proxy you may have submitted may be subsequently revoked at any time prior to its use at the Annual Meeting as described in the attached proxy statement. ***

We assure you that our board and management will continue to act in the best interest of all of the Company’s stockholders. Thank you in advance for your cooperation and continued support.

Sincerely,

Thad M. Brown
Secretary

Santa Monica, California

April , 2014

You are urged to date, sign and promptly return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided to you with the attached proxy statement, so that if you are unable to attend the Annual Meeting your shares will be voted.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2014: This proxy statement and our Annual Report on Form 10-K are available on the Internet, free of charge, at http://www.RRDEZProxy.com/2014/AnworthEZProxy. On this web site, you will be able to access this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ANWORTH MORTGAGE ASSET CORPORATION

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

(310) 255-4493

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

INFORMATION ABOUT THE 2014 ANNUAL MEETING

This proxy statement is being furnished to the stockholders of Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Company’s board of directors, or our board, for use at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 22, 2014, at 10:00 a.m., local time, at the Loews Santa Monica Beach Hotel located at 1700 Ocean Avenue, Santa Monica, California 90401, or at any adjournment or postponement thereof.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

•	The election of six directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified;

•	An advisory vote to approve the compensation of our Named Executive Officers;

•	The approval of the adoption by our board of the 2014 Equity Compensation Plan, which replaces our 2004 Equity Compensation Plan upon its expiration;

•	The ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

We sent you these proxy materials because our board is requesting that you allow your shares to be represented at the Annual Meeting by the proxy-holders named on the enclosed WHITE proxy card. This proxy statement contains information that we are required to provide you under the rules of the U.S. Securities and Exchange Commission, or SEC, and is designed to provide you with information to assist you in voting your shares. On or about April     , 2014, we will begin mailing these proxy materials to all of the Company’s stockholders of record at the close of business on April 7, 2014.

How does our board recommend that I vote on the Company’s proposals?

If no instructions are indicated on your signed WHITE proxy card, the proxy-holders will vote in accordance with the recommendations of our board. Our board recommends an affirmative vote:

•

“FOR” each of the director nominees nominated by our board whose names appear on the WHITE proxy card and whose biographies are listed in this proxy statement on pages 8-10 under the caption: “Proposal No. 1 “Election of Directors”;

•	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers;

•	“FOR” the approval of the adoption by our board of the 2014 Equity Compensation Plan; and

•	“FOR” the ratification of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxy-holders will vote as recommended by our board, or if no recommendation is given, in their own discretion.

Who is entitled to vote at the Annual Meeting?

Holders of record of our common stock at the close of business on April 7, 2014 are entitled to vote at the Annual Meeting. As of April 7, 2014, there were 132,546,512 shares of our common stock issued and outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

How can I vote my shares for the Company’s proposals?

Your vote is important. Stockholders can vote in person at the Annual Meeting or by proxy. If you vote by proxy, the individuals named on the WHITE proxy card as your representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted “for” or “against” all, some or none of our board’s nominees for director, or you may abstain from voting with respect to all, some or none of our board’s nominees for director. You may also specify whether your shares should be voted “for” or “against,” or whether you abstain from voting on, the following Company proposals: the advisory vote to approve the compensation of our Named Executive Officers, the approval of the adoption by our board of the 2014 Equity Compensation Plan and the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. You may vote your shares of common stock by any of the following methods:

By Telephone or the Internet—Stockholders can also vote their shares via telephone or the Internet as instructed on the WHITE proxy card. The telephone and Internet voting procedures are designed to authenticate a stockholder’s identity, allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

By Mail—Stockholders who receive a paper WHITE proxy card or request a paper WHITE proxy card by telephone or the Internet may choose to vote by mail and should complete, sign and date their WHITE proxy cards and mail them in the pre-addressed envelopes that accompany the delivery of paper WHITE proxy cards. WHITE proxy cards submitted by mail must be mailed by the date shown on the WHITE proxy card or the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person—Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held in “street name” may be voted by you in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other agent that holds your shares, which “legal proxy” grants you the right to vote the shares. You must present that “legal proxy” to attend the Annual Meeting and to be entitled to vote shares held in “street name.”

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Brokers, banks and other agents who have record ownership of shares that they hold in “street name” for their clients have the discretion to vote such shares on “routine” matters, such as ratification of independent registered public accounting firms. Brokers, banks and other agents holding shares in “street name” for their clients do not have the ability to cast votes with respect to director elections or other “non-routine” matters unless they have received express instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker, bank or other agent if your shares are held by a broker, bank or other agent so that your vote with respect to: the election of directors; the advisory vote to approve the compensation of our Named Executive Officers; the approval of the adoption of the 2014 Equity Compensation Plan; and the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, is counted.

Can I change my vote after I have mailed a signed proxy card?

You can change your vote before your proxy is voted at the Annual Meeting by the following means:

•	You can send our secretary a written notice stating that you revoke your proxy.

•	If you signed and returned a proxy card and want to change your vote, you can complete, sign, date and return a new proxy card, dated a later date than the first proxy card.

•	You can attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not, however, by itself revoke your proxy.

*** Only the latest dated proxy card you submit will be counted by the inspectors of election at the Annual Meeting and any proxy may be revoked at any time prior to its use at the Annual Meeting as described above. ***

If you hold your shares in “street name” and have instructed your broker, bank or other agent to vote your shares, you must follow directions received from your broker, bank or other agent to change those instructions.

*** Please Note ***

You may receive, or you already may have received, proxy solicitation materials sent to you by or on behalf of Western, including proxy statements and gold or other proxy cards. If you already have completed, signed and returned a gold or other proxy card that you received from or on behalf of Western, you have the right and the ability to change your vote by submitting a later completed, signed and dated WHITE proxy card. If you want to change your vote, you can complete and submit the enclosed WHITE proxy card in the enclosed postage-paid envelope.

What quorum votes are needed to hold the Annual Meeting?

The presence, in person or by proxy, of stockholders entitled to cast not less than a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by First Coast Results, Inc., the independent inspectors of election we have engaged for the Annual Meeting who will determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and broker non-votes are counted as present.

What vote is required to approve each proposal?

In the case of a “contested election” (where the total number of director candidates nominated for election by our board, plus the total number of director candidates nominated for election by any one or more of the Company’s stockholders, exceeds the total number of board seats up for election at the Annual Meeting), directors will be elected by a “plurality” of votes cast at the Annual Meeting if a quorum is present.

In other words, in a contested election, because six director seats are up for election at the 2014 Annual Meeting and potentially 11 director candidates will be submitted to our stockholders for a vote, only the six director nominees receiving the highest number of affirmative votes cast “for” their election will be elected irrespective of whether any such highest vote director nominee receives a majority of the total votes affirmatively cast “for” his or her election.

The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to: approve, on an advisory basis, the compensation of our Named Executive Officers; approve the adoption by our board of the 2014 Equity Compensation Plan; ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and approve any other proposals to be brought before the Annual Meeting or any adjournment or postponement thereof.

In the case of an “uncontested election” (where the only director candidates submitted to our stockholders for election at the Annual Meeting have been nominated by our board and the number of director-nominees does not exceed the total number of board seats up for election at the Annual Meeting), to be elected a director, a majority of the total votes cast “for” such director nominee at which a quorum is present must be affirmatively cast “for” the election of such director nominee.

Our bylaws provide that, in an uncontested election only, upon the failure of a director nominee to receive a majority of the votes cast “for” the election of such director nominee, such director must tender his or her resignation following the certification of such vote. Our Nominating and Corporate Governance Committee would then consider the tendered resignation and make a recommendation to our board as to whether to accept the resignation. In determining whether to accept the resignation, our board would consider, among other things, whether accepting the resignation of a director who failed to receive a “majority for vote” would cause our company to fail to meet any applicable SEC or New York Stock Exchange, Inc., or NYSE, requirement. Our board would take action within 90 days following the certification of the vote and any director whose resignation is under consideration would abstain from participating in the decision. The Company would then publicly announce its decision regarding the acceptance or rejection of such resignation, including the filing with SEC of a Current Report on Form 8-K.

What is the effect of abstentions and broker non-votes?

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote in connection with the election of directors, the approval of the adoption of the 2014 Equity Compensation Plan and the advisory vote to approve the compensation of our Named Executive Officers. Abstentions are excluded but broker non-votes will be counted as votes cast in connection with the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Why may I receive proxy materials from Western Investment LLC?

By letter dated March 12, 2014, Western Investment LLC, a Delaware limited liability company (“Western”), indicated to us that Western and certain of its affiliates beneficially own, in the aggregate, 4,191,388 shares (or approximately 3%) of our outstanding common stock, and that Western intends to nominate its five director nominees for election to our board and to solicit proxies for the election of its nominees at the Annual Meeting. In its letter, Western identified the following five opposition director nominees: Paul R. DeRosa, Gregory R. Dube, Kenneth B. Dunn, Ronald Mass, and Scott F. Richard. According to Western’s letter, Mr. Mass directly owns 199,637 shares of our common stock. Western’s letter was sent and received by us prior to the commencement of the 30-day “window period” for the submission of stockholder nominations of director candidates for election at the Annual Meeting in accordance with the requirements of Article Eighth, Subsection (a)(7)(A) of our articles of incorporation, as amended. In view of the May 22, 2014 Annual Meeting date, such window period commenced on March 23, 2014 and will expire on April 22, 2014.

On April 4, 2014, Western filed with the U.S. Securities and Exchange Commission its preliminary proxy statement, wherein it indicated its intention to solicit proxies for the election at the Annual Meeting of its five opposition director candidates. Western’s preliminary proxy statement also indicated its intention to solicit proxies against our board’s Proposal No. 2 (Advisory Vote to Approve the Compensation of our Named

Executive Officers) and Proposal No. 3 (Approval of the Adoption of the 2014 Equity Compensation Plan). According to Western’s preliminary proxy statement, as of April 4, 2014, Western and certain of its affiliates now beneficially own an aggregate of 5,025,888 shares (approximately 3.7%), and Mr. Mass now directly owns 94,500 shares, of our outstanding common stock.

You may receive, or you already may have received, proxy solicitation materials sent to you by or on behalf of Western, including proxy statements and gold or other proxy cards. We are not responsible for the accuracy or completeness of any information provided by or relating to Western or its director nominees contained in any solicitation materials filed or disseminated by or on behalf of Western or any other statements Western may have made or may make publicly or in any documents it may file or disseminate. Western’s director nominees have NOT been recommended by our Nominating and Corporate Governance Committee and have NOT been endorsed or nominated by our board. Our board urges you NOT to sign or return any gold or other proxy card sent to you by or on behalf of Western.

Our board is deeply committed to the Company, its stockholders and the creation and enhancement of stockholder value and believes that the six director candidates recommended by our Nominating and Corporate Governance Committee and nominated by our board are well-qualified to serve as the Company’s directors, and that the election of our board’s six director nominees at the Annual Meeting is in the best interests of the Company’s stockholders. Our board strongly urges you to vote FOR the six director nominees nominated by our board by promptly completing, signing, dating and returning the enclosed WHITE proxy card.

Even if you already have signed and returned a gold or other proxy card that you received from or on behalf of Western, you have the right and the ability to change your vote by completing, signing, dating and returning the WHITE proxy card. If you wish to change your vote on a previously submitted proxy card, please complete, sign, date and promptly mail the enclosed WHITE proxy card in the enclosed postage-paid envelope.

*** Only the latest dated proxy card you submit at or prior to the Annual Meeting will be counted by the inspectors of election, and any proxy you may have submitted may be subsequently revoked at any time prior to its use at the Annual Meeting as described in this proxy statement. ***

YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SUPPORT OUR BOARD BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc., which is assisting the Company in connection with this year’s Annual Meeting, by email at proxy@mackenziepartners.com, or by phone at (800) 322-2885 (toll-free) or at (212) 929-5500.

PAST CONTACTS WITH WESTERN INVESTMENT LLC

On March 12, 2014, Arthur D. Lipson, the managing member of Western Investment LLC, a Delaware limited liability company (“Western”), called Joseph E. McAdams, a director of the Company and the Executive Vice President and Chief Investment Officer of our Manager, and indicated that Western and certain of its affiliates beneficially owned approximately 3% of our outstanding common stock and that Western was thinking of designating a slate of opposition director candidates for election at the Annual Meeting. Mr. Lipson then indicated that he wanted to meet in person with Joseph E. McAdams. Joseph E. McAdams reported the substance of the call to Lloyd McAdams, our Chairman of the Board, Chief Executive Officer and President, who then contacted the members of our board to report the forgoing conversations and events. After discussions between Lloyd McAdams and the Company’s counsel, Joseph E. McAdams called Mr. Lipson and agreed to meet with Mr. Lipson at our offices on March 13, 2014.

On March 13, 2014, Joseph E. McAdams met with Mr. Lipson at our offices. At the outset of the meeting, Mr. Lipson delivered a letter dated March 12, 2014 from Western indicating that Western and certain of its affiliates beneficially owned, in the aggregate, 4,191,388 shares (or approximately 3%) of our outstanding common stock, and that Western intended to designate five director candidates for election to our board and to solicit opposition proxies for the election of such candidates at the Annual Meeting. In its letter, Western identified its five opposition director candidates: Messrs. Paul R. DeRosa, Gregory R. Dube, Kenneth B. Dunn, Ronald Mass and Scott F. Richard. According to Western’s letter, Mr. Mass directly then-owned 199,637 shares of our common stock. Also present at the meeting were Ron Mass and Scott F. Richard. Mr. Lipson stated that he assumed the Company was taking steps to prepare to convene the Annual Meeting in May 2014. Mr. Lipson requested that we delay the Annual Meeting and stated that if the Company filed its proxy statement in connection with a meeting to be held in May 2014, Western would file an opposition proxy statement and commence a proxy contest to elect five insurgent director candidates. Mr. Lipson mentioned that he was disappointed with the price of the Company’s common stock and suggested that Company should focus on providing increased liquidity for the Company’s stockholders by, for example, conducting tender offers on an ongoing, periodic basis, similar to the tender offer transactions conducted by closed-end mutual funds. The meeting was adjourned and Joseph E. McAdams and Mr. Lipson indicated that they would call Lloyd McAdams the next day to continue discussions. At a meeting of our board that was held later that day, Lloyd McAdams reported the substance of the meeting to our board.

On March 14, 2014, the Company issued a press release announcing, among other things, that (i) our board authorized the Company to acquire up to an additional 10,000,000 shares of our common stock through our pre-existing open-market share repurchase program and (ii) Anworth Properties, Inc., a newly formed Qualified REIT Subsidiary, was established for the purpose of owning and investing in various new classes of rental, interest and other income producing and capital appreciation REIT-qualified real estate assets. Lloyd McAdams and Joseph E. McAdams subsequently spoke with Mr. Lipson by telephone to discuss with Mr. Lipson the Company’s press release. During the call, Lloyd McAdams offered to discuss the Company’s additional investment opportunities in greater detail if Mr. Lipson were willing to enter into a confidentiality agreement. Mr. Lipson declined to sign any such agreement. Lloyd McAdams informed Mr. Lipson that, because of various federal securities law and other legal restrictions applicable to the Company, prohibiting, among other things, the selective disclosure by the Company’s representatives of material, non-public information, any discussions concerning the Company would need to be limited entirely to publicly available information and that he and Joseph E. McAdams were otherwise in “listening mode.” During the parties’ discussion of the press release, Mr. Lipson indicated that he would need time to reflect on the implications thereof for the Company and its announced new investment strategies. Mr. Lipson again warned that the Company should delay the Annual Meeting and reiterated that if the Company filed a proxy statement to convene the Annual Meeting in May 2014, Western would file an opposition proxy statement and commence a proxy fight to unseat the Company’s directors. The parties agreed to speak again by telephone on March 19, 2014. Lloyd McAdams then advised various members of our board about the substance of the conversation with Mr. Lipson and thereafter reported these events to the Company’s counsel.

On March 19, 2014, Lloyd McAdams and Joseph E. McAdams called Mr. Lipson and spoke with him and one of his associates at Western. During the call, Mr. Lipson did not specifically address or recommend any changes or alternatives to the Company’s current business plan, operating strategy or business model. Mr. Lipson once again reiterated that he and Western wanted to see a prompt increase in the price of the Company’s common stock and again suggested that our management and board consider conducting an on-going, periodic tender offer program, or similar transaction of the type typically conducted by non-publicly traded, closed-end mutual funds. Mr. Lipson repeated that if the Company filed its proxy statement to convene the Annual Meeting in May 2014, Western would file an opposition proxy statement to solicit proxies for the election of the five individuals referred to in Western’s March 12, 2014 letter. Mr. Lipson further stated that if Western took control of our board, it would seek to liquidate the Company. At a meeting of our board convened on March 20, 2014, Lloyd McAdams reported the substance of this call to our board and then communicated the substance of these events to the Company’s counsel.

On March 26, 2014, we filed with the SEC our preliminary proxy statement which referred to our receipt of Western’s March 12, 2014 letter and the fact that such letter was sent to and received by us prior to the commencement of the 30-day advance notice window contained in our articles of incorporation regarding the timely submission of stockholder nominations for the election of directors. On March 28, 2014, we filed with the SEC Amendment No. 1 to our preliminary proxy statement.

On April 4, 2014, Western filed with the SEC its preliminary proxy statement, wherein it indicated its intention to solicit proxies for the election at the Annual Meeting of its five opposition director candidates. Western’s preliminary proxy statement also indicated its intention to solicit proxies against our board’s Proposal No. 2 (Advisory Vote to Approve the Compensation of our Named Executive Officers) and Proposal No. 3 (Approval of the Adoption of the 2014 Equity Compensation Plan). According to Western’s preliminary proxy statement, as of April 4, 2014, Western and certain of its affiliates now beneficially own an aggregate of 5,025,888 shares (approximately 3.7%), and Mr. Mass now directly owns 94,500 shares, of our outstanding common stock.

Since the date we initially filed our preliminary proxy statement and as of the date hereof, we, on the one hand, and Mr. Lipson and Western, on the other hand, have not had any contact or communications with each other.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our board of directors consists of six members, four of whom have been determined by our board to be “independent” within our director independence standards, which are consistent with the director independence standards announced by the NYSE. At the Annual Meeting, a total of six directors will be elected to hold office until the 2015 annual meeting of stockholders or until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy-holders will vote the WHITE proxy cards received by them FOR the election at the Annual Meeting of our board’s six director nominees named below. If any of our board’s six director nominees is unable, or declines to serve as a director at the time of the Annual Meeting, the WHITE proxy cards will be voted FOR any nominee designated by our board to fill the vacancy. It is not presently expected that any of our board’s six nominees named below will be unable or will decline to serve as a director.

Mr. Charles H. Black, one of our current directors, has not been renominated by our board as a director candidate for election to our board at the Annual Meeting and, accordingly, his term will expire on May 22, 2014, the date of the Annual Meeting. Mr. Black has not resigned as a director, but requested not to be renominated by our board for election as a director due to health reasons and not because of any disagreement with our company or our management, policies or affairs. Following careful consideration by our Nominating and Corporate Governance Committee, it recommended to our board that our board nominate, and, pursuant to our bylaws, our board nominated Mr. Mark S. Maron as a director candidate for election to our board at the Annual Meeting to fill the vacancy that will be created by the expiration of Mr. Black’s term as a company director.

Information Regarding Nominees for Director

Biographical summaries and ages as of the date hereof of individuals nominated by our board of directors for election as directors are provided below:

Lloyd McAdams, age 68, has been our Chairman, Chief Executive Officer and President since our formation in 1997. Mr. McAdams is also the manager and a member of Anworth Management, LLC, the external Manager of our company, or the Manager. Mr. McAdams is also the Chairman, Chief Investment Officer and co-founder of Pacific Income Advisers, Inc., or PIA, an investment advisory firm organized in 1986 that manages portfolios for institutional and individual clients. Mr. McAdams is also the sole director and Chairman of the Board of PIA Farmland, Inc., a privately-held real estate investment trust incorporated in February 2013 which invests in U.S. farmland properties that are leased to independent farm operators. Mr. McAdams is also the Chairman of Syndicated Capital, Inc., a registered broker-dealer. Mr. McAdams holds a Bachelor of Science in Statistics from Stanford University and a Masters in Business Administration from the University of Tennessee. Mr. McAdams is a Chartered Financial Analyst charterholder and a Certified Employee Benefit Specialist. Our board believes it is well served by Mr. McAdams’ skills and perspective that reflects his senior executive operations experience as a Chairman and Chief Executive Officer, his investment experience as a Chief Investment Officer as well as being a Chartered Financial Analyst.

*Lee A. Ault, III, age 77, has been a director of our company since October 2002. From 1968 to 1992, Mr. Ault was Chief Executive Officer of Telecredit, Inc., a publicly traded payment services company. He also served as President of Telecredit, Inc. from 1968 until 1983 and as Chairman of the Board from 1983 until 1992. From 1999 until 2006, Mr. Ault served as Chairman of the Board of In-Q-Tel, Inc., a technology venture company funded principally by the Central Intelligence Agency (CIA). From 1999 through 2011, Mr. Ault served as a director, and part of the time as Chairman of the Board, of several mutual funds managed by Capital Research and Management Company, a subsidiary of The Capital Group. From 1998 until 2011, Mr. Ault served as a director of Office Depot, Inc. Mr. Ault also served as a director of the following public companies: Alex

Brown Incorporated; Bankers Trust Corporation; Equifax, Inc.; Viking Office Products; and Sunrise Medical Corporation. Mr. Ault holds a Bachelor of Arts degree from Yale University. Our board believes it is well served by Mr. Ault’s experience as a chief executive officer for 23 years and by his service on numerous boards of public and private companies and not-for-profit institutions.

*Joe E. Davis, age 79, has been a director of our company since its formation. He has been a private investor since 1982. Mr. Davis currently serves as a director (since 2000) of Natural Alternatives International, Inc. as well as a member of the Audit Committee (serving as the Chairman of the Audit Committee since 2004), a member of the Human Resources Committee (since 2003) and a member of the Nominating Committee of Natural Alternatives International, Inc. (since 2004). From 1991 to 2007, Mr. Davis served as a director of several mutual funds managed by Capital Research and Management Company. Previously, Mr. Davis served as Chairman of the Board of Linear Corporation (1987-1988); President and Chief Executive Officer of BMC Industries, Inc. (1985); and President and Chief Executive Officer of National Health Enterprises, Inc. (1974-1982). Formerly, Mr. Davis was a director and a member of the Audit Committee of BMC Industries, Inc. and Wilshire Technologies, Inc., and a director of Freymiller Trucking, Inc. Mr. Davis graduated from the University of Texas with a Bachelor of Science in Chemistry. He holds a Master of Business Administration degree from Harvard Graduate School of Business Administration. Our board believes it is well served from Mr. Davis’ perspective from his experience as a Chairman and a Chief Executive Officer as well as his involvement as a director with investment companies. Our board believes it is particularly well served by Mr. Davis’ experience with various board committees including his extensive experience with the Audit Committee and having served as an Audit Committee Chairman.

*Robert C. Davis, age 69, has been a director of our company since May 2005. Mr. Davis has been the Chief Executive Officer of Optimus EMR, Inc. since 2000. Prior to that, he served as Chief Executive Officer and Chairman of the Board of Amcare, Inc. and as a director of Roger Cleveland Golf Company, Inc. Mr. Davis holds both a Master of Business Administration degree in Finance and a Bachelor of Science degree in Accounting from the University of Southern California. Our board believes it is well served from Mr. Robert Davis’ perspective as a Chairman and Chief Executive Officer and director at several companies. Our board also believes that it is well served from his executive and educational background in financial matters.

Joseph E. McAdams, age 45, has been a director of our company since June 2002 and is also a member of the Manager. Mr. McAdams was also an Executive Vice President of our company from June 2002 to December 2011 and Chief Investment Officer of our company from January 2003 to December 2011, and he currently holds those positions with the Manager since January 2012. Mr. McAdams is also an Executive Vice President and the Chief Investment Officer of PIA Farmland, Inc. Mr. McAdams joined our company as a Vice President in June 1998. Mr. McAdams joined PIA in 1998 and holds the position of Senior Vice President with a specialty in mortgage-backed securities. Prior to joining PIA, from 1993 to 1998, Mr. McAdams was employed by Donaldson, Lufkin & Jenrette Securities Corp. in New York as a mortgage-backed security trader and research analyst. Mr. McAdams holds a Master of Arts degree in Economics from the University of Chicago and a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania. Mr. McAdams is also a Chartered Financial Analyst charterholder. Our board believes it is well served from Mr. McAdams’ professional background in portfolio management, including fixed income securities and, particularly, mortgage-backed securities.

*Mark S. Maron, age 58, is a partner with Acre Corporation, a private equity commercial real estate firm located in Pleasanton, California. From September 2005 to December 2007, Mr. Maron was a founding principal of Birchmont Capital Advisors, LLC, (“Birchmont”) a real estate private equity firm focused on multi-family properties. After the fund closed in January 2007, Birchmont was renamed JRK Multifamily and currently has 3 funds outstanding with over $1 billion in equity under management. While no longer actively involved with

*	Member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Joe E. Davis and Mr. Robert C. Davis are not related.

JRK Multifamily, Mr. Maron remains a General Partner of the fund. Prior to forming Birchmont, Mr. Maron spent 23 years as an investment banker, including 18 years at Credit Suisse, where he ran the firm’s Investment Banking Division in Los Angeles. Mr. Maron served on the Board of Directors of True Religion Brand Jeans until its sale to a private equity firm in July 2013. Mr. Maron holds a Bachelor of Arts degree from McGill University in Montreal, Canada, and holds a Master of Business Administration degree in Finance from the Wharton School of Business. Our board believes it is particularly well served by Mr. Maron’s extensive experience in the residential and commercial real estate business and by his experience on the board of a public company.

Vote Required

In the case of a “contested election” (where the total number of director candidates nominated for election by our board, plus the total number of director candidates nominated for election by any one or more of the Company’s stockholders, exceeds the total number of board seats up for election at the Annual Meeting), directors will be elected by a “plurality” of votes cast at the Annual Meeting if a quorum is present. In other words, in a contested election, because six director seats are up for election at the 2014 Annual Meeting and potentially 11 director candidates will be submitted to our stockholders for a vote, only the six director nominees receiving the highest number of affirmative votes cast “for” their election will be elected irrespective of whether any such highest vote director nominee receives a majority of the total votes affirmatively cast “for” his or her election.

In the case of any “uncontested election” (where the only director candidates submitted to our stockholders for election at the Annual Meeting have been nominated by our board and the number of director-nominees does not exceed the total number of board seats up for election at the Annual Meeting), to be elected a director, a majority of the total votes cast “for” such director nominee at which a quorum is present must be affirmatively cast “for” the election of such director nominee.

Directors elected at the Annual Meeting will serve for the ensuing year or until their successors are duly elected and qualified.

Our board unanimously recommends that you use the enclosed WHITE proxy card to vote FOR the election of each of our board’s director nominees listed above. WHITE proxy cards received will be so voted unless stockholders specify otherwise in their proxy.

Independence of Nominees for Director

Our board has adopted the NYSE independence tests set forth in NYSE Listed Company Manual Section 303A.02 to assist it in making determinations of independence. Our board has determined that all of the nominees standing for election at the Annual Meeting, other than Mr. Lloyd McAdams, our Chairman, Chief Executive Officer and President, and Mr. Joseph E. McAdams, the Chief Investment Officer and Executive Vice President of the Manager, are independent of our company under the aforementioned NYSE independence standards in that such nominees have no material relationship with us either directly or as a partner, stockholder or affiliate of an organization that has a relationship with our company. Our board has made this determination in part based on the following:

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other than Messrs. Lloyd McAdams and Joseph E. McAdams, no nominee for director has any current or prior material relationships with our company aside from his directorship that could affect his judgment;

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other than Messrs. Lloyd McAdams and Joseph E. McAdams, no nominee for director is, or has been within the last three years, an employee of our company, or has an immediate family member that is or has been within the last three years, an executive officer of our company;

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other than Messrs. Lloyd McAdams and Joseph E. McAdams, no nominee for director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (such compensation not being contingent in any way on continued service);

•	no nominee for director or an immediate family member of a nominee for director is a current partner of a firm that is our company’s internal or external auditor;

•	no nominee for director is a current employee of a firm that is our company’s internal or external auditor;

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no nominee for director has an immediate family member who is a current employee of a firm that is our company’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

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no nominee for director or an immediate family member of a nominee for director was within the last three years a partner or employee of a firm that is our company’s internal or external auditors and personally worked on our company’s audit within that time;

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no nominee for director or an immediate family member of a nominee for director is, or has been within the last three years, employed as an executive officer of another company where any of our company’s present executive officers at the same time serves or served on that other company’s compensation committee; and

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other than Messrs. Lloyd McAdams and Joseph E. McAdams, no nominee for director is a current employee, or has an immediate family member that is a current executive officer of a company that has made payments to, or received payments from, our company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Board Leadership Structure

Our board has determined that, as of the date of this proxy statement, it is in the best interests of our company and its stockholders that the positions of Chairman of the Board and Chief Executive Officer are combined. Our board believes this provides the necessary responsiveness called for in a highly competitive sector and allows our company to be more adaptive and responsive to changing market conditions. As our Chief Executive Officer is the individual with primary responsibility for managing our company’s day-to-day operations, he is best positioned to chair regular board meetings as we discuss key business and strategic issues. Our board believes that it has in place sound counter-balancing measures to ensure that our company maintains high standards of corporate governance and proper oversight. These counter-balancing measures include: our board consisting of a majority of independent directors; each of our board’s standing committees including the Audit, Compensation and Nominating and Corporate Governance Committees being comprised of and chaired solely by non-employee directors; review of the Chief Executive Officer’s and the Manager’s performance remaining within the purview of the Compensation Committee; the independent directors meeting in executive sessions without the presence of management; and the independent directors meeting with and having access to both our internal and external auditors and attorneys. In addition, our board, through its independent directors, has adopted the position of a lead independent director to strengthen the independence and roles of the independent directors. The duties of the lead independent director are detailed in the following paragraph.

Lead Independent Director

Our independent directors appoint a lead independent director to strengthen the independence and role of the independent directors. The duties of the lead independent director are to:

•	preside at board meetings in the absence of the Chairman of the Board, or upon designation by a majority of directors;

•	preside at executive sessions or other meetings of the independent directors;

•	recommend the retention of consultants, legal, financial or other professional advisors who are to report directly to our board;

•	consult with the Chairman of the Board as to agenda items for board and committee meetings; and

•	coordinate with committee chairs in the development and recommendations relative to board and committee meeting agendas.

The independent directors have decided to rotate the position of lead independent director among the independent directors each calendar year. Mr. Lee Ault, III has been appointed by our independent directors as our lead independent director for the 2014 calendar year, after which the role of lead independent director will be fulfilled by another of our independent directors for a one-year calendar term.

Our Board’s Role in Risk Oversight

Enterprise risk oversight consists of understanding the amount of risk, on a broad level, that our company is willing to accept in pursuit of stockholder value; understanding and assessing the existing risk management processes in place; understanding and assessing our company’s strategies and operational initiatives in connection with overall risk tolerance; and being apprised of the most significant risks and whether management is responding to such risks prudently. The person within our company who is primarily responsible for enterprise risk oversight is our Chief Executive Officer, who reports directly to our board. Our board is involved in risk oversight through its regular meetings with management to review operations and strategies, risk profiles, updates on changes in our industry, economic conditions and laws and regulations, review of financial performance and key performance metrics as well as open communication with management and both our internal and external auditors and attorneys. Additionally, our board’s role in risk oversight is enhanced through the activities and responsibilities of the committees of our board – the Audit Committee (responsible for overseeing financial risks), the Compensation Committee (responsible for overseeing risks associated with our equity plan arrangements and the performance of the Manager), and the Nominating and Corporate Governance Committee (responsible for overseeing risks associated with director independence and conflicts of interest). The descriptions of these committees are detailed below and further details of the responsibilities of each committee may be found in our committee charters which are contained in the “Governance Documents” section of our website.

Board Committees and Charters

Our board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Other committees may be established by our board from time to time. The following is a description of each of the committees and their composition.

Audit Committee

Our Audit Committee consists of four members: Mr. Joe Davis (Chairman), Mr. Charles Black, Mr. Lee Ault, III and Mr. Robert Davis served on our Audit Committee following the 2013 Annual Meeting. Immediately after the Annual Meeting, our board intends to add Mr. Mark Maron as a member of our Audit Committee in place of Mr. Black. Mr. Maron has notified our board that he is willing to serve on our Audit Committee if he is elected as a Company director at the Annual Meeting. Each of the foregoing directors qualifies as “independent” under the independence standards of the NYSE. Our board has determined that:

•	Mr. Robert Davis qualifies as an “audit committee financial expert,” as defined by the SEC, and

•	all members of the Audit Committee are “financially literate,” within the meaning of NYSE rules, and “independent,” under the audit committee independence standards of the SEC and the NYSE.

Our Audit Committee operates pursuant to a written charter adopted by our board. Among other things, the Audit Committee Charter calls upon the Audit Committee to:

•	review the financial information that will be provided to our stockholders and others;

•	review the adequacy of our systems of internal controls that management and our board have established;

•	review our audit and financial reporting process; and

•	maintain free and open lines of communication among the Audit Committee, our independent registered public accounting firm and management.

It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our Audit Committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiate inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by our independent registered public accounting firm.

The Audit Committee held four meetings during 2013.

Compensation Committee

Our Compensation Committee consists of four members: Mr. Charles Black (Chairman), Mr. Joe Davis, Mr. Lee Ault, III and Mr. Robert Davis served on our Compensation Committee following the 2013 Annual Meeting. Immediately after the Annual Meeting, our board intends to add Mr. Mark Maron as a member, and have Mr. Robert Davis act as Chairman, of our Compensation Committee, in place of Mr. Black. Mr. Maron has notified our board that he is willing to serve on our Compensation Committee if he is elected as a Company director at the Annual Meeting. Our board has determined that all of the Compensation Committee members qualify as:

•	“independent directors” under the NYSE independence standards;

•	“non-employee directors” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, Rule 16b-3; and

•	“outside directors” under Section 162(m) of the Internal Revenue Code of 1986, or the Code.

Following the externalization of our management function, or the Externalization, pursuant to our entry into a management agreement, or the Management Agreement, with Anworth Management, LLC, or the Manager, effective as of December 31, 2011, the Compensation Committee adopted a new charter to reflect changes to its responsibilities. As specified in the new charter, among other things, the Compensation Committee:

•	evaluates the performance of the Manager;

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reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation; evaluates the performance of the Chief Executive Officer in light of those goals and objectives; and determines and approves the Chief Executive Officer’s compensation level based on such evaluation (effective December 31, 2011, our company became an externally-managed real estate investment trust, or REIT, and does not pay any compensation to any of its officers other than equity-based compensation);

•	reviews and makes recommendations to our board with respect to compensation for independent directors;

•	reviews and approves fringe benefits and perquisites of directors and amendments to any related benefit plans or programs;

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administers, and makes recommendations with respect to, dividend equivalent rights, or DERs, and phantom shares (including price, terms and amount) to be granted by our board under our company’s equity compensation plans including the proposed 2014 Equity Compensation Plan and our 2007 Dividend Equivalent Rights Plan;

•	reviews the compensation and fees payable to the Manager under the Management Agreement; and

•	reviews and approves all compensation-related documents and disclosure required to be filed with regulatory organizations.

On May 22, 2013, the Compensation Committee further amended its charter to address the new requirements of both the NYSE and SEC which were required to be in place by July 1, 2013. These amendments included:

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the addition of a new section entitled “Independence,” which enhanced the then-existing definition of independence of the members of the Compensation Committee by requiring the board to affirmatively determine that no member has a material relationship with the Company which would impair the member’s ability to make independent judgments about the Company’s executive compensation; and

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the addition of a new section entitled “Consultants,” which discusses the Compensation Committee’s authority regarding its use of and payments to consultants when it deems advisable and necessary as well as the various factors that the Compensation Committee must take into consideration in connection with selecting, soliciting or receiving advice from a consultant.

The Compensation Committee held one meeting during 2013.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of four members: Mr. Lee Ault, III (Chairman), Mr. Charles Black, Mr. Joe Davis and Mr. Robert Davis served on our Nominating and Corporate Governance Committee following the 2013 Annual Meeting. Immediately after the Annual Meeting, our board intends to add Mr. Maron as a member of our Nominating and Corporate Governance Committee in place of Mr. Black. Mr. Maron has notified our board that he is willing to serve on our Nominating and Corporate Governance Committee if he is elected as a Company director at the Annual Meeting. The committee is composed entirely of “independent directors” as required by NYSE rules. Our Nominating and Corporate Governance Committee establishes and implements our corporate governance practices and nominates individuals for election to our board.

Our Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by our board. Among other things, the charter calls upon the Nominating and Corporate Governance Committee to:

•	develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of our board;

•	select, or recommend that our board select, the director nominees for each annual meeting of stockholders as well as the committee nominees; and

•	develop and recommend to our board, and review on at least an annual basis, a set of corporate governance principles applicable to our company.

Our board believes that it is necessary for each of our company’s directors to possess many qualities and skills. When searching for new candidates, the Nominating and Corporate Governance Committee considers the evolving needs of our board and searches for candidates that fill any current or anticipated future needs. Our board also believes that all directors must possess a considerable amount of business management (such as experience as a chief executive or chief financial officer) and educational experience. The Nominating and Corporate Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, our board and the Nominating and Corporate Governance Committee believe that it is essential that our board members represent diverse viewpoints. In considering candidates for our board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to our board are also considered. The Nominating and Corporate Governance Committee has reviewed the qualifications, skills and experience of each of the director candidates listed in Proposal No.1 (Election of Directors) and has concluded as of the date of this proxy statement that each of these individuals should serve as directors of our company.

The Nominating and Corporate Governance Committee held two meetings during 2013.

Strategic Review Committee

On March 20, 2014, our board formed a Strategic Review Committee currently consisting of three independent directors: Mr. Lee Ault, III, Mr. Joe Davis and Mr. Robert Davis (Chairman). Immediately after the Annual Meeting, our board intends to add Mr. Mark Maron as a member of our Strategic Review Committee. Mr. Maron has notified our board that he is willing to serve on Strategic Review Committee if he is elected as a Company director at the Annual Meeting.

Our Strategic Review Committee has been authorized by our board to identify persons and entities who are willing and capable of participating in the execution of the Company’s recently announced diversification program to invest in a broader array of mortgage and real estate assets through its qualified REIT subsidiary and its taxable REIT subsidiary. Our Strategic Review Committee has further been authorized to identify, review, and make recommendations to our board with respect to, potential capital markets and financial transactions to enhance stockholder and Company net asset value. Our Strategic Review Committee does not have any executive authority, but has been authorized to engage, in its discretion, independent consultants and professional advisors to assist it with its review process and its presentations and recommendations to our board.

Additional Governance Matters

Code of Conduct

Our board has established the Anworth Mortgage Asset Corporation Code of Ethics and Business Conduct, or the Code of Conduct, which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the Code of Conduct; and

•	accountability for adherence to the Code of Conduct.

Waivers to the Code of Conduct may be granted only by our board. In the event that our board grants any waivers of the elements listed above to any of our directors, officers or employees, or if any amendment is made to any provision of the Code of Conduct, we will make the required filing with the SEC and announce the waiver or amendment on the “Governance Documents” section of our website, both within four business days.

Limitation on Board Members’ Service on Other Public Company Boards

Our Nominating and Corporate Governance Committee recommended, and our board approved, a policy that limits our directors’ ability to serve on more than three public company boards (including our board) without the prior approval of our board. In deciding whether to grant a waiver, the Nominating and Corporate Governance Committee and our board will take into account, among other things, the nature and time involved in the director’s service on other boards. In addition, service on boards and committees of other companies must be in compliance with our conflicts of interest policies.

Stock Ownership Guidelines for Directors and Executive Officers

Our Nominating and Corporate Governance Committee recommended, and our board approved, an amended policy that sets out stock ownership guidelines for our directors and executive officers. Our directors are required to hold shares of our common stock with a minimum cost basis equal to three times the amount of the annual retainer paid to the directors (the annual retainer is currently $50,000). These guidelines must be met within three years of joining our board or, in the case of directors serving at the time these guidelines were adopted in 2007, within three years following adoption.

The Chief Executive Officer is required to hold shares of our common stock with a minimum value of $1,000,000. Other executive officers who are Section 16 “insiders” are required to hold shares of our common stock with a minimum value of $100,000. These guidelines must be met within three years of becoming an “insider” for purposes of Section 16 of the Exchange Act.

For purposes of the foregoing ownership guidelines, shares owned outright by the director or executive officer (or their immediate family members residing in the same household), shares held in trust for the benefit of the director or executive officer (or their immediate family members residing in the same household) and restricted shares granted to the director or executive officer under one of our employee benefit plans, may all be counted towards reaching the minimum amounts. Deferred stock awards do not, however, count towards satisfaction of these guidelines. Compliance with these guidelines may be waived by the Nominating and Corporate Governance Committee for directors joining our board from government, academia or similar vocations, and for directors and Chief Executive Officer if compliance would create severe hardship or prevent compliance with a court order.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:

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available on our corporate website at http://www.anworth.com (by including the foregoing Internet address link, our company does not intend to incorporate by reference to this proxy statement any material other than that specifically incorporated by reference herein);

•	available in print to any stockholder who requests them from our corporate secretary; and

•	filed as exhibits to our securities filings with the SEC.

Director Compensation

Our independent directors receive an annual fee of $50,000, payable quarterly, for service on our board, plus meeting fees of $2,000 for each formally called board meeting, which is reduced to $1,000 if the participation is telephonic, and $1,000 for each formally called committee meeting, which is reduced to $500 if the participation is telephonic, in each case that the independent directors attend at which a quorum is present. We reimburse all of our directors for the expenses they incur in connection with attending board and committee meetings.

Each independent member of our board who was first elected or appointed as a board member at any time on or after the effective date of the 2004 Equity Compensation Plan was automatically awarded a stock grant of 2,000 shares of common stock upon the date such person was initially appointed to our board. In addition, on the first business day in July in each calendar year following the effective date of the 2004 Equity Compensation Plan, each independent board member then in office was automatically awarded a stock grant of 2,000 shares of common stock, provided such individual has served as an independent board member for at least six months. In 2009, our board approved the issuance of phantom common stock in lieu of common stock for all future equity awards to our independent directors. We may also make additional grants of equity awards to our independent board members from time to time.

The following table sets forth information regarding the various components of compensation to our independent directors during the fiscal year ended December 31, 2013:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other Compensation ($)(2)	Total ($)
Lee A. Ault, III	67,500	6,177	4,860	78,537
Charles H. Black	66,000	6,177	4,860	77,037
Joe E. Davis	68,000	6,177	4,860	79,037
Robert C. Davis	66,000	6,177	4,860	77,037

(1)	Each of our independent directors receives an annual stock award of 2,000 shares of phantom common stock which do not vest until retirement from our board. The values shown in the table above represent the fair value on the date of the award. The fair value of the aforementioned stock awards was estimated using the Black-Scholes model with the following weighted-average assumptions: dividend yield: 10.15%; expected volatility: 30%; discount rate—bond equivalent yield: 4.15%; and expected lives: 6 years. The closing price of our common stock on the date of the 2013 awards was $5.65.
(2)	In connection with each annual stock award of 2,000 shares of phantom common stock, each of our independent directors receives a grant of 2,000 dividend equivalent rights, or DERs, awarded under the 2007 Dividend Equivalent Rights Plan. A DER is a right to receive amounts equal in value to the distributions paid on a share of our common stock. A DER does not create any stock option or authorize additional shares to be granted to officers or directors. The amounts shown in this column reflect the payments received on all previously issued DERs granted to our independent directors.

Director Attendance

During 2013, our board held ten meetings. Each of Messrs. Lloyd McAdams, Lee A. Ault, III, Joe E. Davis, Robert C. Davis, and Joseph E. McAdams attended 100% of the aggregate of the meetings of our board and the meetings of each committee of which such director is a member, and Mr. Charles H. Black attended 82% of the aggregate of the meetings of our board and the meetings of each committee of which he is a member.

Executive Sessions of the Board

Our independent directors meet regularly in executive sessions without management, as required by our Corporate Governance Guidelines, to review the performance of management and our company and any related matters. Generally, executive sessions are held in conjunction with regularly scheduled meetings of our board. We expect our independent directors to have at least four executive sessions each year.

Stockholder Meeting Attendance

As a general matter, all of our directors are encouraged to attend our Annual Meetings of Stockholders. All of our directors attended the 2013 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

No officer or employee participated in deliberations of the Compensation Committee or our board concerning their own compensation. None of our executive officers has served on our board or on the compensation committee of any other entity which had officers who served on our board or our Compensation Committee.

EXECUTIVE OFFICERS AND COMPENSATION

Named Executive Officers

As a result of the externalization of our management function, or the Externalization, to Anworth Management, LLC, or the Manager, as of December 31, 2011, all of our officers and employees became employed by the Manager. Our only Named Executive Officers are our statutory officers as listed below:

Name	Age	Positions with our Company
Lloyd McAdams	68	Chairman of the Board, Chief Executive Officer and President
Thad M. Brown	64	Chief Financial Officer, Treasurer and Secretary

Biographical information regarding each Named Executive Officer other than Mr. Lloyd McAdams is set forth below. Mr. Lloyd McAdams’ biographical information is set forth above under “Election of Directors.”

Thad M. Brown has been the Chief Financial Officer, Treasurer and Secretary of our company since June 2002 and is also a member of the Manager. Mr. Brown has also been the Chief Operating and Compliance Officer, Secretary and Treasurer of PIA since April 2002.

Compensation Discussion and Analysis

This compensation discussion and analysis describes our compensation objectives and policies in relation to equity compensation received by our Named Executive Officers listed above as well as certain other executive officers and employees of the Manager.

Beginning on January 1, 2012, no compensation was paid to any of our officers other than equity-based awards under our 2004 Equity Compensation Plan and 2007 Dividend Equivalent Rights Plan.

We are managed by Anworth Management, LLC, or the Manager, pursuant to the Management Agreement entered into by and between the Manager and us. In 2013, we did not have any employees whom we compensated directly with salaries or other cash compensation. Since we pay a management fee to the Manager, and the Manager in turn pays all of the compensation to our Named Executive Officers and the employees of the Manager, except for any grants of equity-based awards (which we make), we do not believe that our fee arrangement with the Manager or the grants of equity-based awards made by us to our Named Executive Officers encourages inappropriate risk-taking. While prudent risk-taking is an important part of growing and managing a business, the Compensation Committee believes it is important to align our compensation policies with our long-term interests and avoid short-term rewards for the Manager and our Named Executive Officers’ decisions that could pose long-term risks to us, as follows:

•

Management Fees. We pay the Manager a base management fee, which is set forth in the Management Agreement, which is calculated based on a percentage of our stockholders’ equity, subject to certain adjustments. We do not pay the Manager any incentive fee. Furthermore, because our stockholders’ equity would decrease if we experienced losses and, consequently, the Manager’s base management fee would decrease, we believe that the Manager is not incentivized to sacrifice long-term performance for short-term gains. In addition, additional equity offerings, which increase stockholders’ equity and the management fee, must be approved by a majority of our board, including our independent directors. See “Certain Relationships and Related Transactions” for a discussion of the fees paid to the Manager.

•

Restricted Stock Awards. In 2013, we did not issue any shares of restricted stock pursuant to our 2004 Equity Compensation Plan. Prior restricted stock grants made by us to our Named Executive Officers vest over a period of years. We believe that this vesting period is an important retention device and encourages our Named Executive Officers to focus on sustaining our long-term performance.

•

Dividend Equivalent Rights. A dividend equivalent right is a right to receive amounts equal in value to the dividend distributions paid on a share of common stock. We believe this aligns the interests of our Named Executive Officers and the employees of the Manager with those of our stockholders.

Compensation Philosophy and Objectives

The Compensation Committee acknowledges that the real estate finance industry is highly competitive and that experienced professionals have significant career mobility. We and the Manager compete for executive talent with a large number of real estate investment companies and specialty finance companies, some of which are privately owned and some of which have significantly larger market capitalization than we do. We pay our Manager a base management fee and our Manager, in turn, compensates our Named Executive Officers and the employees of our Manager, except for any equity-based compensation, which is provided by us. In reviewing the performance and compensation of our Manager and in developing and administering an equity compensation plan, the Compensation Committee’s objectives are to:

•	focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•	assist our Manager in attracting, retaining and motivating highly-skilled executive officers that will contribute to our successful performance;

•	align the interests of our Named Executive Officers and the employees of the Manager with the interest of our stockholders by motivating executives to increase long-term stockholder value;

•	provide compensation opportunities that are competitive within industry standards, thereby reflecting the value of the position in the marketplace;

•	support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•

maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

Equity Compensation Awards

Overview

Our 2004 Equity Compensation Plan and 2007 Dividend Equivalent Rights Plan allow for grants of equity and equity-based awards to our Named Executive Officers, employees, consultants, and other service providers to us and the Manager, through grants of various types of awards including, without limitation, restricted stock awards and dividend equivalent rights. Awards granted to our Named Executive Officers and other employees of the Manager under the above-referenced plans are designed to align their interests with the interests of shareholders by providing each Named Executive Officer with an ownership or ownership-based interest in our company and a stake in our long-term success. The 2004 Equity Compensation Plan and the 2007 Dividend Equivalent Rights Plan are administered by our Compensation Committee, which has the discretion to determine those individuals or other service providers to whom awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the awards. Each such award may have a vesting period that is tied to each Named Executive Officer’s continued service to our company or a specifically identified set of performance measures. The 2004 Equity Compensation Plan will expire in 2014 and will be replaced by the 2014 Equity Compensation Plan, which adoption is subject to the approval of the stockholders as proposed in this proxy statement.

Restricted Stock

Basis for Using Different Forms of Equity Awards for Long-Term Incentive Compensation

In October 2005, our board decided that we would utilize restricted stock instead of stock options in the future as a means of realizing long-term incentive compensation. Prior to October 2005, we granted stock options to our senior executives, officers and employees as a means of realizing long-term incentive compensation. In December 2005, our board authorized the immediate vesting of all our then-outstanding common stock options. No other terms of the outstanding common stock options were modified. The decision to accelerate the vesting of the common stock options was based upon the conclusion that the outstanding common stock options were currently not achieving management’s employee motivation and retention goals because the strike prices of the outstanding common stock options were in excess of the fair market value of the underlying common stock.

In October 2005, our board approved the grant of 200,780 shares of restricted stock to several of our then employees under our 2004 Equity Compensation Plan. The closing price of our common stock on the grant date was $7.72. The restricted stock vests 10% per year on each anniversary date for a ten-year period and shall also vest immediately upon the death of the grantee or upon the grantee reaching age 65. Each grantee shall have the right to sell 40% of the restricted stock any time after such shares have vested. The remaining 60% of such vested restricted stock may not be sold until after termination of employment with us.

In October 2006, our board approved a grant of an aggregate of 197,362 shares of performance-based restricted stock to several of our then officers and employees under our 2004 Equity Compensation Plan. Such grant was made effective on October 18, 2006. The closing price of our common stock on the effective date of the grant was $9.12. The shares will vest in equal annual installments over three years provided that the annually compounded rate of return on our common stock, including dividends, exceeds 12%. If the annually compounded rate of return does not exceed 12%, then the shares will vest on the anniversary date thereafter when the annually compounded rate of return exceeds 12%. If the annually compounded rate of return does not exceed 12% within ten years after the effective date of the grant, then the shares will be forfeited. The shares will fully vest within the ten-year period upon the death of a grantee. Upon vesting, each grantee shall have the right to sell 40% of the restricted stock any time after such shares have vested. The remaining 60% of such vested restricted stock may not be sold, transferred or pledged until after termination of employment with us or upon the tenth anniversary of the effective date. To date, none of these shares have vested.

Timing of Grants of Restricted Stock

It is our practice to use the closing price on the NYSE on the actual grant date when determining the fair market value of our restricted stock on the grant date. The grant dates used are usually the dates when our board approved the grants or when our board set an effective grant date (usually within a short period of time after approval).

Dividend Equivalent Rights

Our 2007 Dividend Equivalent Rights Plan, or DER Plan, is intended to provide our Compensation Committee and our board with additional compensation tools to better align the interests of our company’s employees, officers and directors with those of its stockholders. The DER Plan is intended to provide incentives to those employees, officers, and directors who are expected to provide significant services to our company, to encourage such employees, officers, and directors to remain in the employ of our company, to attract new employees, officers, and directors and to provide additional incentive to increase their efforts in providing services to our company. A DER is a right to receive amounts equal in value to the dividend distributions paid on a share of our common stock. A DER award does not involve the grant of equity or the right to acquire the same.

In awarding DERs, the Compensation Committee first decides which individuals should receive DERs; next, the Compensation Committee takes into consideration each individual’s total compensation, past DER awards, if any, and their position with and/or services to our company.

For all years prior to 2011, there have been several grants awarded under the DER Plan to various officers and employees in an aggregate of 582,000 DERs. Of this, our Chief Executive Officer, Mr. Lloyd McAdams, received grants totaling 121,000 DERs and our Chief Financial Officer, Mr. Thad M. Brown, received grants totaling 62,500 DERs. In February 2013, an aggregate of 300,000 DERs expired and were replaced by an equal amount of DERs and in December 2013, an aggregate of 150,000 DERs expired and were replaced by an equal amount of DERs to various officers and employees. Therefore, at December 31, 2013, there were still 582,000 DERs outstanding.

Following the Externalization as of December, 31, 2011, grants of DERs under the DER Plan may only be awarded to our Chief Executive Officer and Chief Financial Officer. Officers of the Manager may receive grants of DERs under the 2004 Equity Compensation Plan, which plan will expire in 2014 and will be replaced by the 2014 Equity Compensation Plan, which adoption is subject to the approval of the stockholders as proposed in this proxy statement.

Other Factors and Considerations

Fringe Benefits

As we have no employees and as our day-to-day operations are performed by the Manager, we do not provide any fringe benefits.

Change in Control Provisions

Our Chief Financial Officer and various officers and employees of the Manager have change in control provisions in their amended Change in Control and Arbitration Agreements with our company. Our Chief Executive Officer does not have a Change in Control and Arbitration Agreement. Following our entry into the Management Agreement effective as of December 31, 2011 and in connection with the Externalization, the amended Change in Control and Arbitration Agreements provide that should a Change in Control (as defined in the amended Change in Control and Arbitration Agreements) occur, each of these persons will receive from us certain severance and other benefits based upon their total compensation and benefits as of December 31, 2011.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all equity compensation decisions related to the Named Executive Officers and the officers and employees of the Manager. When making equity compensation decisions for these persons (other than Mr. Lloyd McAdams), the Compensation Committee seeks input from Mr. Lloyd McAdams, our Chief Executive Officer, given his direct day-to-day working relationship with our Chief Financial Officer and with the employees of the Manager. The Compensation Committee engages in discussions and makes final determinations related to equity compensation paid to the Named Executive Officers. All decisions regarding Mr. Lloyd McAdams’ equity compensation are made by the Compensation Committee.

Accounting and Tax Considerations of Different Forms of Compensation

Deductibility of Executive Compensation

The Compensation Committee periodically reviews the potential implications of Section 162(m) of the Code. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its named executive officers unless the compensation is performance-based within the meaning of Section 162(m). Although the Compensation Committee considers various alternatives for preserving the deductibility of compensation payments, the Compensation Committee reserves the right to award compensation to the executives that may not qualify under Section 162(m) as deductible compensation.

Other Tax and Accounting Implications

Section 409A of the Code adopted under the American Jobs Creation Act of 2004 has significantly changed the tax rules applicable to nonqualified deferred compensation arrangements. We currently do not have any deferred compensation arrangements.

In accordance with Financial Accounting Standards Board Accounting Standard Codification 718-10, any compensation cost relating to share-based payments is recognized in the financial statements. Restricted stock is expensed over the vesting periods.

Compensation Committee Consideration of the 2013 Advisory Vote of our Stockholders on Executive Compensation

In determining our executive compensation program for 2013, the Compensation Committee considered the results of the 2013 advisory vote of our stockholders on the proposal on executive compensation presented in our 2013 proxy statement. The Compensation Committee noted that more than 94% of the votes cast for this proposal approved the compensation of our Named Executive Officers as described in our 2013 proxy statement. The Compensation Committee considered these voting results as supportive of its general executive compensation practices.

Executive Compensation and Related Matters

As a result of the Externalization effective as of December 31, 2011, our only Named Executive Officers are our statutory officers. The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and Chief Financial Officer, who were serving as our Named Executive Officers as of December 31, 2013 for services rendered in all capacities to us for the fiscal years ended December 31, 2013, 2012 and 2011:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Comp. ($)	Change in Pension Value and Non- Qualified Deferred Comp. Earnings ($)	All Other Comp. ($)(2)(3)	Total ($)
Lloyd McAdams(1)	2013	0	0	0	0	0	274,585	274,585
Chief Executive Officer	2012	0	0	0	0	0	378,927	378,927
	2011	944,833	720,000	482,247	1,446,742	56,501	516,219	4,166,542

Thad M. Brown(1)	2013	0	0	0	0	0	49,189	49,189
Chief Financial Officer	2012	0	0	0	0	0	67,880	67,880
	2011	280,758	122,000	0	0	0	92,474	495,232

(1)	Pursuant to the Externalization, effective as of December 31, 2011, no compensation was paid to our Named Executive Officers other than awards under the 2004 Equity Compensation Plan and the 2007 Dividend Equivalent Rights Plan.
(2)	Other compensation includes dividends paid in 2013, 2012 and 2011 on all stock previously granted to our Named Executive Officers and stock previously granted in connection with the performance-based bonus pool of the employment agreement for Mr. Lloyd McAdams. In 2013, the dividends paid on all of these stock grants to Messrs. Lloyd McAdams and Thad M. Brown were $214,085 and $17,939, respectively. In 2012, the dividends paid on all of these stock grants to Messrs. Lloyd McAdams and Thad M. Brown were $295,437 and $24,755, respectively. In 2011, the dividends paid on all of these stock grants to Messrs. Lloyd McAdams and Thad M. Brown were $402,479 and $33,724, respectively.
(3)

For all years prior to 2011, there were several grants awarded under the DER Plan to various officers and employees in an aggregate of 582,000 DERs. Of this, Mr. Lloyd McAdams received a grant of 121,000 DERs. This same amount of DERs times the dividends declared to our common stockholders in 2013 of $0.50 equals $60,500. This same amount of DERs times the dividends declared to our common stockholders in 2012 of $0.69 equals $83,490. Mr. Thad M. Brown received a grant of 62,500 DERs. This same amount of DERs times the dividends declared to our common stockholders in 2013 of $0.50 equals $31,250. This same amount of DERs times the dividends declared to our common stockholders in 2012 of $0.69 equals $43,125.At December 31, 2012, these grants were still outstanding. For the year ended December 31, 2013, there were no new grants awarded to these officers, respectively, under the DER Plan. The only grants made were to replace in the same amounts grants that expired during 2013. For the year ended December 31,

2012, there were no grants awarded to these officers under the DER Plan. The amounts received during 2011 on the DERs are also included in “Other compensation” and represent the difference between the totals reported as “All Other Compensation” in the table above and the amounts shown in footnote 2 above. See page 21 for a more detailed description of how DER grants are determined.

Grants of Plan-Based Awards

There were no grants of plan-based awards issued to our Named Executive Officers during the fiscal year ended December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to our Named Executive Officers concerning outstanding equity awards held by them at December 31, 2013:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)(3)
Lloyd McAdams	0	N/A	N/A	0	0
				38,377	161,517

Thad M. Brown	0	N/A	N/A	3,886	16,360
				16,447	69,242

(1)	There were no stock options granted in 2013 or in 2012 and there are no stock options outstanding for either of these officers as of December 31, 2013.
(2)	The market value of the number of shares of restricted stock that have not vested is based on the closing price of our common stock as of December 31, 2013. These shares represent the portions of the October 2005 (first number in column) and October 2006 (second number in column) restricted stock grants that have not vested. The terms of these grants are more fully described on page 20 of this proxy statement.
(3)	The market value of the stock awards is based on the number of unvested shares multiplied by the closing price of $4.21 of our common stock on December 31, 2013.

Option Exercises and Stock Vested

The following table provides information with respect to our Named Executive Officers concerning option exercises and stock vested as of December 31, 2013:

OPTION EXERCISES AND STOCK VESTED

	2013
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lloyd McAdams	0	0	0	0
Thad M. Brown	0	0	1,943	9,929

(1)	The stock awards that were vested during 2013 relate to the restricted stock that was granted on October 27, 2005. In accordance with the terms of this award, 10% vests on each anniversary date of the effective date of the grant. The closing price of our common stock on this anniversary date in 2013 was $5.11. This price multiplied by the number of shares that vested results in the value realized on vesting.

Pension Benefits

Our company does not provide any pension benefits to any of our Named Executive Officers or employees.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 with respect to our common stock issuable under our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	5,000	$9.72	660,414
Equity compensation plans not approved by security holders(2)	N/A	N/A	N/A

Total	5,000	$9.72	660,414

(1)	In May 2004, our stockholders adopted the Anworth Mortgage Asset Corporation 2004 Equity Compensation Plan, or the Plan, which amended and restated our 1997 Stock Option and Awards Plan. The Plan authorized our board or a committee of our board to grant equity and equity-based awards for up to 3,500,000 of the outstanding shares of our common stock. The Plan does not provide for automatic annual increases in the aggregate share reserve or the number of shares remaining available for grant. On November 7, 2005, we filed a registration statement on Form S-8 to register an aggregate of 3,500,000 shares of our common stock, which may be issued pursuant to the Plan.
(2)	Our company has not authorized the issuance of its equity securities under any plan not approved by our stockholders.

Change in Control and Arbitration Agreements

In June 2006, we entered into Change in Control and Arbitration Agreements with our Chief Financial Officer (Mr. Thad M. Brown) as well as certain of our other former officers and employees who are currently employees of the Manager. There are no Change in Control and Arbitration Agreements for either Mr. Lloyd McAdams or Mr. Joseph E. McAdams. While our board does not have the authority to terminate the employees of the Manager, our board determined that, in the event of a change in control of our company, as defined below, it would be imperative for us and our board to be able to receive and rely upon these employees’ advice, if requested, as to the best interests of our company and its stockholders without concern that these employees might be distracted by the personal uncertainties and risks created by any such possible transactions. Following our entry into the Management Agreement effective as of December 31, 2011 and in connection with the Externalization, we amended the existing Change in Control and Arbitration Agreements to provide that should a Change in Control (as defined in the amended Change in Control and Arbitration agreements) occur, each of these employees of the Manager will receive from us certain severance and other benefits valued as of December 31, 2011.

The Change in Control and Arbitration Agreements grant to these employees of the Manager, in the event that a change in control occurs, a lump sum payment equal to (i) 12 months annual base salary in effect on December 31, 2011, plus (ii) the average annual incentive compensation received for the two complete fiscal years prior to December 31, 2011, and plus (iii) the average annual bonus received for the two complete fiscal years prior to December 31, 2011, as well as all fringe benefits for a period of 12 months. The Change in Control and Arbitration Agreements also provide for immediate vesting of all equity awards granted to these employees of the Manager upon a change in control.

A Change in Control, as defined in the Change in Control and Arbitration Agreements, means the first to occur of any of the following: (a) any “person” or “persons” acting as a group (other than our company or any trustee or other fiduciary holding securities under an employee benefit plan of our company) being the beneficial owner, directly or indirectly, of securities of our company representing more than 50% of the combined voting power of our company’s then outstanding securities; or (b) a change in the composition of our board; or (c) the effective date of any merger or consolidation of our company with any other corporation or entity other than (i) a merger or consolidation which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of our company, at least 65% of the combined voting power of the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of our company in which no person acquires more than 35% of the combined voting power of our company’s then outstanding securities, or (iii) a merger or consolidation of our company with one or more persons that are related to our company immediately prior to the consolidation or merger; or (d) the sale or disposition by our company of all or substantially all of our company’s assets, to one or more persons that are not related to our company immediately prior to the sale or transfer. The foregoing summary of the terms and conditions of the Change in Control and Arbitration Agreements is qualified in its entirety by reference to the Change in Control and Arbitration Agreements, which have been filed as exhibits to our company’s reports pursuant to the Exchange Act.

The Change in Control and Arbitration Agreement for Mr. Thad M. Brown was amended as noted previously. The closing market price of our common stock at December 31, 2013 was $4.21. The following reflects the amount that Mr. Thad M. Brown would be paid if a change in control occurred on December 31, 2013:

Thad M. Brown
Base salary	$283,000
Average bonus	117,500
Fringe benefits	17,988
Vesting of equity awards	85,602

Total:	$504,090

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. The principal management executive involved in determining compensation and in discussing these issues with the Compensation Committee is the Chief Executive Officer. His involvement is discussed in the Compensation Discussion and Analysis section of this proxy statement (see page 22).

Based on this review and discussion, the Compensation Committee recommended to our board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K.

Respectfully Submitted by the Compensation Committee of the Board of Directors,

Charles H. Black Lee A. Ault, III Joe E. Davis Robert C. Davis

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 7, 2014, the record date of the Annual Meeting, there were 132,546,512 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 7, 2014 by (i) each of our directors and our board’s director nominees, (ii) each of our executive officers, (iii) each person who is known to us to beneficially own more than 5% of our common stock and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of April 7, 2014 through the exercise of any stock option or other right. Unless otherwise noted, we believe that each person has sole investment and voting power (or shares or controls such powers with either his or her spouse or immediate family member) with respect to the shares set forth in the following table:

Beneficial Owner	Common Stock Beneficially Owned(1)	Percent of Class
Directors and Executive Officers(2)
Lloyd McAdams(3)	1,292,915	1.0%
Thad M. Brown	74,577	*
Lee A. Ault III	42,000	*
Charles H. Black	26,923	*
Joe E. Davis	15,582	*
Robert C. Davis	20,000	*
Mark S. Maron(4)	0	*
Joseph E. McAdams(5)	323,208	*
All Directors, Director Nominees and Executive Officers as a Group (8 Persons)(6)	1,795,205	1.3%
5% Stockholders
BlackRock, Inc.(7)	10,487,188	7.9%
Wellington Management Company, LLP(8)	8,496,907	6.4%
The Vanguard Group Inc.(9)	7,927,356	6.0%

*	Less than 1%
(1)	The amounts shown do not include shares of our Series B Preferred Stock, which are convertible into shares of our common stock at a current conversion rate of 4.0411. A table which details the beneficial ownership of our Series A Preferred Stock and Series B Preferred Stock is shown after these footnotes.
(2)	As a result of the Externalization effective as of December 31, 2011, our only Named Executive Officers are our statutory officers.
(3)	Includes (i) 1,196,715 shares held by Mr. Lloyd McAdams and Ms. Heather U. Baines, (ii) 62,500 shares which Mr. McAdams owns individually and in which Ms. Baines has no beneficial interests, and (iii) 33,700 shares owned by the McAdams Foundation, of which Mr. Lloyd McAdams is a director. Mr. McAdams shares voting and investment power over the shares held by the Foundation with Mr. Joseph E. McAdams and disclaims any beneficial interest in the shares held by this entity.
(4)	Mr. Maron has been nominated by our board as a director nominee for election to our board at the Annual Meeting to fill the vacancy that will be created by the expiration of Mr. Black’s term as a Company director.
(5)	Includes 33,700 shares owned by the McAdams Foundation, of which Mr. Joseph E. McAdams is a director. Mr. McAdams shares voting and investment power over the shares held by the Foundation with Mr. Lloyd McAdams and disclaims any beneficial interest in the shares held by this entity.
(6)	Each of our directors and officers may be reached at 1299 Ocean Avenue, Second Floor, Santa Monica, California 90401.
(7)

Based on information provided in a Schedule 13G that was filed with the SEC on January 28, 2014 by BlackRock, Inc. Aggregate beneficial ownership reported by BlackRock, Inc. is on a consolidated basis and includes shares beneficially owned by the following subsidiaries of BlackRock, Inc., none of which beneficially owns 5% or greater of our common stock: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd. and BlackRock Investment Management LLC. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York, 10022.
(8)	Based on information provided in a Schedule 13G that was filed with the SEC on February 14, 2014 by Wellington Management Company, LLP. The shares with respect to the aggregate beneficial ownership reported by Wellington Management Company, LLP, in its capacity as investment adviser, are owned of record by clients of Wellington Management Company, LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.
(9)	Based on information provided in a Schedule 13G that was filed with the SEC on February 11, 2014 by The Vanguard Group, Inc. Aggregate beneficial ownership reported by The Vanguard Group, Inc. is on a consolidated basis and includes shares beneficially owned by the following wholly-owned subsidiaries of The Vanguard Group, Inc., none of which beneficially owns 5% or greater of our common stock: Vanguard Fiduciary Trust Company, as a result of it serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., as a result of it serving as investment manager of Australian investment offerings. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

As of April 7, 2014, the record date of the Annual Meeting, there were 1,919,378 shares of our Series A Cumulative Preferred Stock and 1,009,640 shares of our Series B Cumulative Convertible Preferred Stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our Series A Cumulative Preferred Stock and Series B Cumulative Convertible Preferred Stock as of that date by (i) each of our directors, (ii) each of our Named Executive Officers, and (iii) all of our directors and executive officers as a group. We have omitted from the following table those directors and Named Executive Officers who do not beneficially own shares of our Series A Cumulative Preferred Stock or Series B Cumulative Convertible Preferred Stock. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of April 7, 2014 through the exercise of any stock option or other right. Except under certain circumstances, both our Series A Cumulative Preferred Stock and Series B Cumulative Convertible Preferred Stock are non-voting equity securities. Our Series B Cumulative Convertible Preferred Stock is convertible into shares of our common stock. Unless otherwise noted, we believe that each person has sole investment power (or shares or controls such powers with either his or her spouse or immediate family member) with respect to the shares set forth in the following table:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Named Executive Officers:
Series A Cumulative Preferred Stock	Robert C. Davis	7,000		*
Series A Cumulative Preferred Stock	All Directors, Director Nominees and Executive Officers as a Group (8 Persons)	7,000		*

Series B Cumulative Convertible Preferred Stock(1)	Joe E. Davis	3,000		*
Series B Cumulative Convertible Preferred Stock(1)	Robert C. Davis	4,000		*
Series B Cumulative Convertible Preferred Stock(1)	All Directors, Director Nominees and Executive Officers as a Group (8 Persons)	7,000		*

*	Less than 1%
(1)	As of April 7, 2014, our Series B Preferred Stock was convertible at the conversion rate of 4.0411 shares of our common stock per $25.00 liquidation preference. The conversion rate will be adjusted in any fiscal quarter in which the cash dividends paid to common stockholders results in an annualized common stock dividend yield that is greater than 6.25%. The conversion ratio will also be subject to adjustment upon the occurrence of certain specific events such as a change in control. Our Series B Preferred Stock is convertible into shares of our common stock at the option of the Series B Preferred stockholder at any time at the then prevailing conversion rate. We may, at our option, convert, under certain circumstances, each share of Series B Preferred Stock into a number of common shares at the then prevailing conversion rate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions

Our board has established the Code of Conduct. The Code of Conduct outlines the principles, policies and values that govern the activities of our company and it applies to all of our directors, officers and employees. The Code of Conduct outlines our policy on conflicts of interest.

A conflict of interest is defined as any situation in which a director, officer or employee has competing professional or personal interests, which could possibly make it difficult to fulfill his or her duties and responsibilities to our company in an impartial manner. It is specifically required by our Code of Conduct that all of our officers, directors and employees (1) fully disclose to the appropriate parties all actual or perceived conflicts of interest and (2) ensure that duties and responsibilities to our company are handled in such a manner that ensures impartiality.

In addition to the Code of Conduct, we require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related party transactions. Also, on a quarterly basis, our board reviews all existing related party transactions and any new transactions that are brought to the attention of either management or our board.

On any new related party transactions, if the party involved in the transaction is a member of our board, such member of our board is required to recuse or abstain from involvement in the decision. If the remaining board members ratify the transaction, our board will grant a waiver to the Code of Conduct. In the event that such a waiver is granted to any of our officers, we would announce the waiver within four business days on a Form 8-K and the “Governance Documents” section of our website.

Management Agreement and Externalization

At our annual stockholders meeting on May 25, 2011, our stockholders approved the entry by us into a Management Agreement, or the Management Agreement, between our company and Anworth Management, LLC, or the Manager, and the externalization of our company’s management function, or the Externalization. We entered into the Management Agreement effective as of December 31, 2011. Our day-to-day operations are now being conducted by the Manager through the authority delegated to it under the Management Agreement and pursuant to the policies established by our board. The Manager is supervised and directed by of our board and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services. The Manager performs such other services and activities relating to our assets and operations as may be appropriate. In exchange for these services, the Manager receives a management fee paid monthly in arrears in an amount equal to one-twelfth of 1.20% of our Equity (as defined in the Management Agreement).

The Manager commenced performance on December 31, 2011, after which we became an externally-managed REIT. Following the execution of the Management Agreement and on its effective date, the employment agreements of our executives were terminated, and we operate as an entity with officers and directors, but without employees. Our employees became employees of the Manager, and we took such other actions as were reasonably necessary to implement the Management Agreement and the Externalization. Our board affirmatively elected to renew the Management Agreement for another one-year term expiring on December 31, 2014.

The Management Agreement

Under the terms of the Management Agreement, the Manager is responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board. The material terms of the proposed Management Agreement are described below.

Management Services

The Management Agreement requires the Manager to oversee our business affairs in conformity with the operating policies and the investment guidelines approved by our board. The Manager, at all times, is supervised and directed by our board, the terms and conditions of the Management Agreement, and such further limitations or parameters as may be imposed from time to time by our board. The Manager is responsible for (i) the selection, purchase and sale of our investment portfolio, (ii) our financing and hedging activities, and (iii) providing us with investment advisory services.

The Manager has not assumed any responsibility other than to render the services called for under the Management Agreement in good faith and is not responsible for any action of our board in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. The Manager and its affiliates, and the directors, officers, employees, members and stockholders of the Manager and its affiliates, will not be liable to us, our board or our stockholders for any acts or omissions performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under the Management Agreement.

We have agreed to indemnify the Manager and its affiliates, and the directors, officers, employees, members and stockholders of the Manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of the Manager, its affiliates and the directors, officers, employees, members and stockholders of the Manager and its affiliates, performed in good faith under the Management Agreement and not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties. The Manager has agreed to indemnify us and our directors, officers and stockholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of the Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement. The Manager will maintain reasonable and customary “fidelity” insurance coverage.

The Manager is required to refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the investment guidelines, (ii) would adversely affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted from investment company status under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities are listed or that would otherwise not be permitted by our amended and restated certificate of incorporation or bylaws. If the Manager is ordered to take any action by our board, the Manager will notify our board if it is the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or our amended and restated certificate of incorporation or bylaws.

Term and Termination Rights

Our board affirmatively elected to renew the Management Agreement for another one-year term expiring on December 31, 2014. The Management Agreement will be automatically renewed for one-year terms unless terminated by either us or the Manager. The Management Agreement does not limit the number of renewal terms. Either we or the Manager may elect not to renew the Management Agreement upon the expiration of the initial term of the Management Agreement or upon the expiration of any automatic renewal terms, both upon 180 days prior written notice to the Manager or us. Any decision by us to not renew the Management Agreement must be approved by the majority of our independent directors. If we choose not to renew the Management Agreement, we will pay the Manager a termination fee, upon expiration, equal to three times the average annual management fee earned by the Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination.

We may only elect not to renew the Management Agreement without cause with the consent of the majority of our independent directors. If we terminate the Management Agreement without cause, we may not, without the consent of the Manager, employ any employee of the Manager or any of its affiliates, or any person who has been employed by the Manager or any of its affiliates at any time within the two year period immediately preceding the date on which the person commences employment with us for two years after such termination of the Management Agreement. In addition, following any termination of the Management Agreement, we must pay the Manager all monthly management fees accruing to the date of termination and any other amounts due.

Furthermore, if we decide not to renew the Management Agreement without cause as a result of the determination by the majority of our independent directors that the management fee is unfair, the Manager may agree to perform its management services at fees the majority of our board determine to be fair, and the Management Agreement will not terminate. The Manager may give us notice that it wishes to renegotiate the fees, in which case we and the Manager must negotiate in good faith, and if we cannot agree on a revised fee structure at the end the 60-day negotiation period following our receipt of the Manager’s intent to renegotiate, the agreement will terminate, and we must pay the termination fees described above.

We may also terminate the Management Agreement with 60 days’ prior written notice for cause, without paying the termination fee, if any of the events constituting cause under the Management Agreement occur, which will be determined by a majority of our independent directors. These events include fraud, embezzlement, gross negligence, failure to provide adequate personnel not cured within a specified time period, material breach of the Management Agreement not cured within a specified time period, and the Manager’s bankruptcy or dissolution.

Management Fee and Reimbursement of Expenses

We do not employ personnel. As a result, we rely on the Manager to administer our business activities and day-to-day operations. The management fee is designed to reimburse the Manager for providing the personnel to perform certain services to us as described above in “—Management Services.” The Manager is also entitled to certain monthly expense reimbursements described below. The management fee is payable monthly in arrears in cash.

Management Fee. We pay the Manager a management fee monthly in arrears in an amount equal to 1/12 of 1.20% of our Equity (as defined below). The Manager calculates each monthly installment of the management fee within 15 days after the end of each calendar month, and we pay the monthly management fee with respect to each calendar month within 5 business days following the delivery to us of the Manager’s statement setting forth the computation of the monthly management fee for such month.

“Equity” equals our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), each as computed in accordance with generally accepted accounting principles utilized in the United States of America, or GAAP.

The Manager will not receive any performance-based incentive compensation pursuant to the terms of the Management Agreement.

Reimbursement of Expenses. We will pay directly, or reimburse the Manager, for all of our operating expenses and the Manager’s operating expenses applicable to our company, other than compensation and benefits. Pursuant to the terms of the Management Agreement, we are not responsible for the employment-related expenses of the Manager’s employees and officers that provide services to us under the Management Agreement.

The Manager

Mr. Lloyd McAdams, our Chairman, Chief Executive Officer and President, is also the manager of Anworth Management, LLC, or the Manager. A trust controlled by Mr. Lloyd McAdams and Ms. Heather U. Baines beneficially owns 50% of the outstanding membership interests in the Manager; Mr. Joseph E. McAdams beneficially owns 45% of the outstanding membership interests in the Manager; and Mr. Thad M. Brown, our

Chief Financial Officer, owns 5% of the outstanding membership interests in the Manager. The Manager did not pay consideration to us for entering into the Management Agreement with us.

Nothing in the Management Agreement prevents the Manager or any of its affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in or advisory service to others investing in any type of real estate investment, other than advising other REITs that invest more than 75% of their assets in United States agency residential mortgage-backed securities. Directors, officers and employees of the Manager may serve as our directors and officers.

Certain of the Manager’s officers and certain of our officers are officers or employees of PIA, where they devote a portion of their time. These officers are currently involved, and will continue to be involved, in investing both our assets and mortgage-backed securities and other fixed income assets for institutional clients and individual investors through PIA.

These multiple responsibilities may create conflicts of interest if these officers are presented with opportunities that may benefit both us and the clients of PIA. These officers allocate investments among our portfolio and the clients of PIA by determining the entity or account for which the investment is most suitable. In making this determination, these officers consider the investment strategy and guidelines of each entity or account with respect to acquisition of assets, leverage, liquidity and other factors that our officers determine appropriate. These officers, however, have no obligation to make any specific investment opportunities available to us and the above-mentioned conflicts of interest may result in decisions or allocations of securities that are not in our best interests.

Mr. Lloyd McAdams is also an owner and Chairman of Syndicated Capital, Inc., a registered broker-dealer. Syndicated Capital, Inc. has been authorized by our board to act as an authorized broker on buyback of our common stock. Mr. McAdams is also the sole director and Chairman of the Board of PIA Farmland, Inc., a privately-held real estate investment trust incorporated in February 2013 which invests in U.S. farmland properties that are leased to independent farm operators. Our officers’ service to PIA, Syndicated Capital, Inc. and PIA Farmland, Inc. allow them to spend only part of their time and effort managing our company, as they are required to devote a portion of their time and effort to the management of other companies. Mr. Steven Koomar, the Chief Executive Officer of PIA Farmland, Inc., has no involvement with either Anworth or its external manager, Anworth Management, LLC.

Agreements with Pacific Income Advisers, Inc.

On June 13, 2002, we entered into a sublease agreement with PIA, a company owned by trusts controlled in part by Mr. Lloyd McAdams, our Chairman, Chief Executive Officer and President. This sublease agreement ran through June 30, 2012, at which point it was terminated.

On January 26, 2012, we entered into a new sublease agreement that became effective on July 1, 2012 with PIA. Under the new sublease agreement, we lease, on a pass-through basis, 7,300 square feet of office space from PIA at the same location and pay rent at an annual rate equal to PIA’s obligation, which is currently $59.87 per square foot. The base monthly rental for us is $36,426.47, which will be increased 3% per annum beginning on July 1, 2014. The new sublease agreement runs through June 30, 2022 unless earlier terminated pursuant to the master lease. During the year ended December 31, 2013, we expensed approximately $489,000 in rent and other operating expenses to PIA under the new sublease agreement, which is included in “Other expenses” on the statements of income.

At December 31, 2013, the future minimum lease commitment was as follows (in whole dollars):

Year	2014	2015	2016	2017	2018	Thereafter	Total Commitment
Commitment	$443,669	$456,987	$470,720	$484,852	$499,398	$1,866,754	$4,222,380

On July 25, 2008, we entered into an administrative services agreement with PIA, which was amended and restated on August 20, 2010. Under this agreement, PIA provides administrative services and equipment to us in the nature of human resources, operational support and information technology, and we pay an annual fee of 5 basis points on the first $225 million of stockholders’ equity and 1.25 basis points thereafter (paid quarterly in advance) for those services. The administrative agreement had an initial term of one year and renews for successive one year terms each year thereafter unless either party gives notice of termination at least 90 days before the expiration of the then current annual term. We may also terminate the administrative services agreement upon 30 days’ notice for any reason and immediately if there is a material breach by PIA. During the year ended December 31, 2013, we paid fees of approximately $211,000 to PIA in connection with this agreement.

Indemnification Agreements

In addition to the indemnification provisions contained in our articles of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. We have also entered into separate indemnification agreements with certain employees of the Manager in their capacity as agents of our company. These agreements require us, among other things, to indemnify each such director or officer of our company, or employee of the Manager, to the fullest extent permitted by Maryland law against expenses (including attorneys’ fees), judgments, fines and settlements incurred by such individual in connection with any action, suit or proceeding by reason of such individual’s status or service as a director, officer or agent of our company (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from actions not in good faith and not in a manner such individual reasonably believed to be in or not opposed to the best interests of our company and its stockholders, arising from actions where such individual received an improper personal benefit in money, property or services, arising from any criminal action or proceeding, where such individual had reasonable cause to believe the conduct was unlawful, or in connection with assertions by such individuals not made in good faith or which are frivolous or which we are prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

Family Relationships

Mr. Lloyd McAdams and Ms. Heather U. Baines are husband and wife and Messrs. Lloyd McAdams and Joseph E. McAdams are father and son.

AUDIT COMMITTEE

Audit Committee Report

The following is the report of our company with respect to our company’s audited financial statements for 2013, which include the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2013 and the notes thereto.

Composition. The Audit Committee of our board is comprised of four directors and operates under a written charter adopted by our board. All members of the Audit Committee are “financially literate” within the meaning of the NYSE rules and are “independent” as defined in Rule 10A-3 under the Exchange Act and the rules of the NYSE.

Responsibilities. The responsibilities of the Audit Committee include recommending to our board an accounting firm to be engaged as the independent registered public accounting firm. Management has primary responsibility for the internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of the internal audit department.

Review with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed the audited financial statements and met separately, and held discussions with, management and McGladrey LLP, our independent registered public accounting firm, for the fiscal year ended December 31, 2013. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with McGladrey LLP the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committee,” as amended, and No. 90, “Audit Committee Communications.”

McGladrey LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with McGladrey LLP, the firm’s independence.

Conclusion. Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that our board include the audited financial statements in our company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

Respectfully submitted by the Audit

Committee of the Board of Directors,

Joe E. Davis

Lee A. Ault, III

Charles H. Black

Robert C. Davis

Audit and Related Fees

The following table presents fees for professional audit services rendered by McGladrey LLP for the audit of our company’s annual financial statements for the years ended December 31, 2013 and 2012 and fees billed for other services rendered by McGladrey LLP during 2013 and 2012:

	2013	2012
Audit fees	$367,500	$357,000
Audit-related fees	39,000	42,000
Tax fees	0	0
Other fees	0	0

Total:	$406,500	$399,000

Audit-related fees consist primarily of comfort letters and consent opinions related to our stock offerings.

Pre-approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees. All of the audit and audit-related fees performed for our company during the fiscal year ended December 31, 2013 were pre-approved by the Audit Committee.

PROPOSAL NO. 2:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our company is presenting the following proposal, which gives you as a stockholder the opportunity to vote, on an advisory basis, to approve the compensation paid to our Named Executive Officers by voting for or against the following resolution. While our board intends to carefully consider the outcome of the stockholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

“Resolved, that the stockholders approve the compensation of our company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement set forth under the caption “Executive Officers and Compensation” beginning on page 17 of this proxy statement.”

Our board believes that the compensation paid to our Named Executive Officers through our compensation program achieves the objectives of attracting, motivating and retaining our Named Executive Officers while achieving the objectives of aligning managements’ interests with the interests of our stockholders.

The affirmative vote of the majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to approve, on an advisory basis, the compensation of our company’s Named Executive Officers. Votes against and broker non-votes will result in the resolution receiving fewer votes. Our board and Compensation Committee value the opinions that our stockholders express in their votes and will consider the outcome of this vote when considering future executive compensation arrangements as they deem appropriate.

Our board unanimously recommends that you use the enclosed WHITE proxy card to vote FOR approval of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement set forth under the caption “Executive Officers and Compensation” beginning on page 19 of this proxy statement. WHITE proxy cards will be voted FOR approval of this proposal unless otherwise specified.

PROPOSAL NO. 3:

APPROVAL OF THE ADOPTION OF THE 2014 EQUITY COMPENSATION PLAN

Our stockholders are being asked to approve the adoption of the 2014 Equity Compensation Plan, which replaces the 2004 Equity Compensation Plan (the “2004 Plan”) due to its expiration. The 2004 Plan was adopted by the Board, upon the recommendation of the Compensation Committee, on April 12, 2004 and approved by the stockholders at the next annual meeting.

Our Compensation Committee believes that the ability to set specific objective performance standards which must be achieved by the Company is an important component of an executive compensation program that can better align the interests of shareholders with those of the executive managers of the Company.

If approved by our stockholders, the 2014 Equity Compensation Plan will decrease the aggregate share reserve from 3,500,000 available under the 2004 Plan to 2,000,000 shares under the 2014 Equity Compensation Plan. Unlike the 2004 Plan, however, it should be noted that the 2014 Equity Compensation Plan does not provide for automatic annual increases in the aggregate share reserve or the number of shares remaining available for grant and only provides for the granting of dividend equivalent rights and phantom shares.

The following is a summary of the principal features of the 2014 Equity Compensation Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2014 Equity Compensation Plan and is subject in all respects to the actual plan document, a copy of which is attached hereto as Annex B.

Summary of the 2014 Equity Compensation Plan

Purpose. The 2014 Equity Compensation Plan is intended to continue to provide incentives primarily to our directors and also to our Named Executive Officers and others expected to provide significant services to us and any of our subsidiaries which, with the consent of our board, participates in the 2014 Equity Compensation Plan (the Manager and our subsidiaries are collectively referred to herein as the “Participating Companies”). Payment in the form of Restricted Stock Units aligns the annual compensation of our directors with the interests of our shareholders. The 2014 Equity Compensation Plan is also intended to encourage a proprietary interest in our company, to encourage such key employees to remain in the employ of the Participating Companies and to provide additional incentives to others to increase their efforts in providing significant services to us and the Participating Companies.

Administration. The 2014 Equity Compensation Plan will be administered by a committee consisting solely of persons who are, at the time of their appointment, “non-employee directors” under Rule 16b-3(b)(3)(i) under the Exchange Act, and, to the extent that relief is sought under Section 162(m) of the Internal Revenue Code, “outside directors” under the rules under Section 162(m) or, if no committee exists, by our board. References below to the committee include a reference to our board for any periods in which our board is administering the 2014 Equity Compensation Plan. The acts of a majority of the members present at any meeting of the committee at which a quorum is present, or acts approved in writing by all of the members of the committee, shall be the acts of the committee for purposes of the 2014 Equity Compensation Plan.

The committee generally has the full authority to administer and interpret the 2014 Equity Compensation Plan, to authorize the granting of awards, to determine the eligibility of an employee, director or other eligible person to receive an award, to determine the number of shares of our common stock to be covered by each award, to determine the terms, provisions and conditions of each award and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2014 Equity Compensation Plan or the administration or interpretation thereof.

Eligibility and Types of Awards – In General. Eligibility for awards under the 2014 Equity Compensation Plan will be determined by the committee. Our executive officers as well as directors, officers and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the committee as covered services for these purposes) to the Participating Companies are eligible to be granted phantom shares or dividend equivalent rights (“DERs”) and under the 2014 Equity Compensation Plan.

Available Shares. Subject to adjustment upon certain corporate transactions or events, a maximum of 2,000,000 shares of our common stock may be subject to award grants under the 2014 Equity Compensation Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive grants of phantom shares paid in the form of our common stock of more than 200,000 shares in any one calendar year under the 2014 Equity Compensation Plan. In addition, no award may be granted under the 2014 Equity Compensation Plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. Unless previously terminated by our board, new awards may be granted under the 2014 Equity Compensation Plan until the tenth anniversary of the date that such plan was approved by our stockholders.

As of March 31, 2014, an aggregate of 273,469 shares are subject to outstanding awards under the 2004 Equity Plan by virtue of having been subject to outstanding awards under the 1997 Stock Option and Awards Plan. Shares of our common stock that have been the subject of grants of phantom shares will not count against the 660,414 share reserve and will be available for issuance under the 2014 Equity Compensation Plan.

Phantom Shares. The committee shall have the authority to award phantom shares to eligible persons. A phantom share represents the right to receive a share of our common stock in the future upon the satisfaction of certain conditions, such vesting conditions, as determined by the committee and set forth in the applicable individual award agreement. Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by us for cause during the applicable vesting period, all outstanding phantom shares granted to the applicable participant shall be forfeited and cease to be outstanding. Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by reason of death, retirement, disability or by us for any reason other than cause during the applicable vesting period, all outstanding phantom shares granted to the applicable participant will immediately become vested. Subject to the provisions of the applicable award agreement, upon a termination of employment or other service for all other reasons during the applicable vesting period, all outstanding phantom shares granted to the applicable participant, to the extent that they are not vested, shall be forfeited and cease to be outstanding. Unless otherwise provided by the committee and set forth in the applicable award agreement, a phantom share will generally be settled on vesting by the transfer by us of a share of common stock to the participant.

Dividend Equivalent Rights. A DER is a right to receive, as specified by the committee at the time of grant, an amount equal to the dividend distributions paid on a share of our common stock. DERs will be exercisable separately or together with awards under the 2014 Equity Compensation Plan, and paid in cash or other consideration at such times, and in accordance with such rules, as the committee shall determine in its discretion.

Performance Conditions. The committee may provide that the vesting of awards under the 2014 Equity Compensation Plan be made subject to the achievement of performance goals set by the committee in accordance with the 2014 Equity Compensation Plan in a timely fashion. In establishing the applicable goals, the committee is authorized to choose from the following business criteria: (i) pre-tax income, (ii) after-tax income, (iii) net income, (iv) operating income, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cash and/or funds available for distribution, (x) appreciation in the fair market value of our common stock, (xi) return on investment, (xii) total return to our stockholders, (xiii) net earnings growth, (xiv) stock appreciation, (xv) related return and expense ratios, (xvi) increase in revenues, (xvii) our published ranking against its peer group of real estate investment trusts based on total stockholder return, (xviii) net earnings, (xix) changes (or the absence of changes) in the per share or aggregate market price of our common stock, (xx) number of securities sold, (xxi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period, (xxii) total revenue growth and (xxiii) increases in book value or paid in capital per share. To the extent permitted by Section 162(m) of the Code, unless the committee provides otherwise at the time of establishing the performance goals, for each fiscal year of our company, the committee may provide for objectively determinable adjustments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), to any of the business criteria described above for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (v) attributable to the business operations of any entity acquired by us during the fiscal year.

Reorganizations; Change of Control. If we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of the assets or stock of our Company or a similar transaction, or upon certain changes in capital structure and other similar events, the committee may, in its discretion, make certain related adjustments to (i) outstanding awards to maintain the participants’ rights under the 2014 Equity Compensation Plan and (ii) various plan provisions (including, without limitation, to the number and kind of shares available under the plan). In the event of a merger or consolidation in which we are not the surviving corporation, the date of settling of each phantom share and certain other grants will be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the grant by the successor company.

If we undergo a change of control (as defined in the 2014 Equity Compensation Plan), the committee may accelerate the vesting of awards under the plan and make such other adjustments that it determines are necessary or appropriate in light of the change of control.

Amendment and Termination. Our board may, from time to time, suspend, revise, amend or discontinue the 2014 Equity Compensation Plan, except that no amendment may adversely affect a participant with respect to outstanding grants without the participant’s consent unless such amendments are in connection with compliance with applicable laws. The Board may not make any amendment in the 2014 Equity Compensation Plan that would, if such amendment were not approved by our stockholders, cause the 2014 Equity Compensation Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the requisite stockholders’ approval is obtained.

Material U.S. Federal Income Tax Consequences

The following tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address state, local or other federal tax consequences, and such consequences could differ from those discussed below. All affected individuals should consult their own tax advisors if they wish any further details or have special questions.

Phantom Shares. The phantom shares have been designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made with respect to the phantom share. When payment is made, the participant generally will recognize ordinary income, and we will generally be entitled to a deduction, equal to the fair market value of the common stock and cash, as applicable, received upon payment. In addition, the amount of ordinary income that the participant will recognize will be considered compensation income and subject to applicable employment taxes (FICA, FUTA, etc.), if any.

Dividend Equivalent Rights. There generally will be no tax consequences as a result of the award of a DER. When payment is made, the holder of the DER generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the DER. In addition, the amount of ordinary income that the participant will recognize will be considered compensation income and subject to applicable employment taxes (FICA, FUTA, etc.), if any.

Securities Exchange Act of 1934. Additional special tax rules may apply to participants in the 2014 Equity Compensation Plan who are subject to the rules set forth in Section 16 of the Exchange Act.

Vote Required

The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to ratify the adoption of the 2014 Equity Compensation Plan.

The Board recommends that you use the enclosed WHITE proxy card to vote FOR the adoption of the 2014 Equity Compensation Plan. WHITE proxy cards received will be so voted unless stockholders specify otherwise in the proxy.

PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF MCGLADREY LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey LLP was recommended by the Audit Committee of our board to act as our company’s independent registered public accounting firm for the fiscal year ended December 31, 2014, subject to ratification by the stockholders.

We have been advised by McGladrey LLP that the firm has no relationship with our company or its subsidiaries or affiliates other than that arising from the firm’s engagement as auditors, tax advisors and consultants. If the selection of McGladrey LLP is not ratified by the affirmative vote of at least a majority of the shares casting votes on the matter at the meeting, or if prior to the Annual Meeting, McGladrey LLP should decline to act or otherwise become incapable of acting, or if its employment should be otherwise discontinued by our board, then in any such case our board will appoint another independent registered public accounting firm whose employment for any period subsequent to the 2014 Annual Meeting will be subject to ratification by the stockholders at the 2014 Annual Meeting.

A representative of McGladrey LLP is expected to be present in person at the Annual Meeting to make a statement if he or she desires, and to respond to appropriate questions. The principal accountant’s report on our company’s financial statements for our fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Vote Required

The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to ratify the appointment of McGladrey LLP as our independent registered public accounting firm.

Our board unanimously recommends that you use the enclosed WHITE proxy card to vote FOR the ratification of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. WHITE proxy cards received will be so voted unless stockholders specify otherwise in their proxy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors, officers and persons holding more than 10% of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership on Form 4 with the SEC within two business days. Such persons are also required to furnish us copies of the forms so filed. Based solely upon a review of copies of such forms filed with us, we believe that during 2013, our officers and directors complied with the Section 16(a) filing requirements on a timely basis.

Expenses of Proxy Solicitation

The solicitation of proxies will be conducted by telephone, the Internet or mail and we will bear all attendant expenses. These expenses will include the expense of preparing and mailing proxy materials for the Annual Meeting. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. We may conduct further solicitation personally or telephonically through our directors, officers and employees, none of whom will receive additional compensation for assisting with the solicitation. We have retained the services of MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies; and we will pay to MacKenzie Partners, Inc. not less than $40,000 and up to a maximum of $200,000, under certain circumstances. We will also reimburse MacKenzie Partners, Inc. for its reasonable out-of-pocket expenses. We have agreed to indemnify MacKenzie Partners, Inc. against certain liabilities relating to or arising out of their engagement.

MacKenzie Partners, Inc. estimates that approximately 25 of its employees will assist in this proxy solicitation, which they may conduct personally, by mail, Internet, telephone, fax, email, in-person meetings, press releases, and/or through the use of our investor relations website.

Our aggregate expenses related to the solicitation, including those of MacKenzie Partners, Inc. and various professional services fees, but excluding salaries and wages of our directors, officers and employees who may participate in the solicitation, will exceed those normally spent for an annual meeting as a result of the potential proxy contest and are expected to be up to approximately $1,250,000, of which approximately $150,000 has been spent to date.

Legal Proceedings

We have no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Annual Report

A copy of the annual report to stockholders of our company for the 2013 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Stockholder Proposals for 2015 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act

Proposals of stockholders for consideration at the 2015 Annual Meeting of Stockholders, and for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, must be received by us no later than the close of business on November [    ],

2014, and must comply with the applicable rules of the SEC in order to be included in our proxy statement and proxy relating to the 2015 Annual Meeting of Stockholders.

Procedures for Recommending Director Candidates

Stockholders of our company wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the committee, c/o the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Second Floor, Santa Monica, California 90401.

Our Nominating and Corporate Governance Committee will consider nominees recommended by our stockholders provided that the recommendation contains sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee receive.

Our Nominating and Corporate Governance Committee makes recommendations to our board concerning candidates for membership as directors, considering such factors as background, skills, expertise, accessibility and availability to serve effectively on our board. This Committee also makes recommendations to our board regarding the nomination of incumbent directors for re-election to our board. Our board then approves a slate of directors to be nominated for election at annual meetings of stockholders.

When selecting directors, our board will review and consider many factors, including those specified in our Corporate Governance Guidelines, which are posted on the “Governance Documents” section of our website. It considers recommendations from many sources, including members of our board and management. From time to time, we may hire search firms to help identify and facilitate the screening and interview process of director nominees. The Nominating and Corporate Governance Committee has full discretion in considering its nominations to our board.

Deadline and Procedures for Stockholder Nominations of Director Candidates and the Proposal of Other Business

A stockholder wishing to nominate a candidate for election to our board, or propose other business for consideration by the Company’s stockholders, at the 2015 Annual Meeting of Stockholders is required to give written notice addressed to the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Second Floor, Santa Monica, California 90401, of his or her intention to make such a nomination or proposal. In order for a stockholder proposal for director nominations or other business to come before the 2015 Annual Meeting of Stockholders, such nominations or proposals must be made in accordance with Article Eight, Subsection (a)(7)(A), of our articles of incorporation, as amended, which require appropriate notice to us of the nomination or proposal not less than 30 days nor more than 60 days prior to the date of the 2015 Annual Meeting of Stockholders. If less than 31 days’ notice of the date of the 2015 Annual Meeting of Stockholders is given by us, then in order for a stockholder notice of nomination or proposal for other business to be timely, we must receive such notice of the nomination or proposal not later than the close of business on the 10th day following the date we first mailed the notice of the meeting. In this regard, the Company presently anticipates that the 2015 Annual Meeting of Stockholders would be held on May 20, 2015, and therefore a stockholder notice of nomination for the election of directors or a proposal for other business must be received by us not before March 21, 2015 but not after April 20, 2015.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, as set forth in our articles of incorporation, as amended. A nomination which does not comply with all of the requirements will not be considered.

Communications to the Board

All communications to our board, our board committees or any individual director, must be in writing and addressed to them c/o the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Second Floor, Santa Monica, California 90401. Communications received in writing will be forwarded to the named recipient(s).

April [    ], 2014

By Order of the Board of Directors

Thad M. Brown

Secretary

PRELIMINARY COPY—SUBJECT TO COMPLETION

ANNUAL MEETING OF STOCKHOLDERS OF ANWORTH MORTGAGE ASSET CORPORATION MAY 22, 2014 WHITE PROXY CARD YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. VOTE BY INTERNET – WWW.CESVOTE.COM Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the annual meeting date. Have your WHITE proxy card in hand when you access the website and follow the instructions. OR VOTE BY TELEPHONE – 1-888-693-8683 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the annual meeting date. Have your WHITE proxy card in hand when you call and then follow the instructions. OR VOTE BY MAIL Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided to: Anworth Mortgage Asset Corporation, c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card CONTROL NUMBER Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.rrdezproxy.com/2014/AnworthEZProxy If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. The Board of Directors recommends you vote FOR the following: 1. Election of Directors FOR AGAINST ABSTAIN (a) Lloyd McAdams (b) Lee A. Ault, III (c) Joe E. Davis (d) Robert C. Davis (e) Joseph E. McAdams (f) Mark S. Maron The Board of Directors recommends you vote FOR Proposals 2, 3 and 4. 2. Approval, on an advisory basis, of the compensation of our Named Executive Officers. FOR AGAINST ABSTAIN 3. Approval of the adoption of the 2014 Equity Compensation Plan. FOR AGAINST ABSTAIN 4. Ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014. FOR AGAINST ABSTAIN NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature Date Title Signature (Joint Owners) Date Title

PRELIMINARY COPY—SUBJECT TO COMPLETION

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. ANWORTH MORTGAGE ASSET CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Lloyd McAdams and Joseph E. McAdams, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of Anworth Mortgage Asset Corporation, to be held on Thursday, May 22, 2014 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on the reverse side. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF (A) THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2014 (B) THE ACCOMPANYING PROXY STATEMENT AND (C) THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013. THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE 6 COMPANY NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. Continued and to be signed on reverse side